                                                                    CONFIDENTIAL

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                 OEM SOFTWARE LICENSE AND DISTRIBUTION AGREEMENT


     This OEM Software License and Distribution Agreement ("Agreement") is entered into on this 5th day of June, 1999 ("Effective Date") by and between Commerce One, a California corporation ("Commerce One"), with principal offices at 1600 Riviera Ave, Walnut Creek, California, 94596 and PeopleSoft, Inc., a Delaware corporation ("PeopleSoft"), with principal offices at 4460 Hacienda Drive, Pleasanton, California 94588-8615.

                                   BACKGROUND

     A. PeopleSoft markets and distributes certain software products; and

     B. Commerce One wishes to grant to PeopleSoft rights to distribute certain of Commerce One's products, both as standalone products and as integrated within certain of PeopleSoft's products, and PeopleSoft desires to obtain such rights, all as more particularly described below, in accordance with the terms and conditions of this Agreement; and

     C. Each of Commerce One and PeopleSoft agree to grant certain exclusivity in consideration for the rights and obligations set forth herein; and

     D. The parties are concurrently entering into a Joint Development Agreement under which Commerce One and PeopleSoft have agreed to perform certain development activities as further set forth therein.

     In consideration of the mutual covenants contained herein, the parties agree to the following terms and conditions, which set forth the rights, duties, and obligations of the parties.

                                   ARTICLE 1.

                                  CONSTRUCTION

     All references in this Agreement to "ARTICLES," "ARTICLE," "ATTACHMENTS," "SECTION" and "SECTIONS" refer to the articles, sections and exhibits of this Agreement. As used in this Agreement, neutral pronouns and any variations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require. The words "HEREOF," "HEREIN" and "HEREUNDER" and other words of similar import refer to this Agreement as a whole, as the same may from time to time be amended or supplemented, and not to any subdivision contained in this Agreement. The word "INCLUDING" when used herein is not intended to be exclusive and means "INCLUDING, WITHOUT LIMITATION." The words "SELL" or "SOLD" when used herein is not intended as a sale of goods pursuant to the terms of the U.N. Convention on Contracts for the International Sale of Goods and when used with respect to software shall be considered a license and no transfer of title to software shall be implied thereby.

                                    ARTICLE 2.

                                   DEFINITIONS

     For purposes of this Agreement, the following terms shall have the following meanings:

Section 2.1. "ATTACHMENT(S)" means the attachments to this Agreement which are attached hereto and incorporated herein.

Section 2.2. "BUY SITE PRODUCT(S)" means the computer software products listed or described in Attachment A, Major and Minor Updates thereof, and Connectors. BuySite Products shall also include the associated documentation which shall include the software user manuals, reference manuals and installation guides, or portions thereof, delivered by Commerce One under this Agreement and which Commerce One may update from time to time as to the general customer base.

Section 2.3. "CODE" means computer programming code. "Object Code" means the binary machine-executable form of Code, including object files, libraries, executable program, scripts, and HTML pages. "Source Code" means the human-readable form of Code including but not limited to annotations, flow charts, use cases, ERDs and design guides

Section 2.4. "CONNECTOR" means the interfaces developed pursuant to the Joint Development Agreement.

Section 2.5. "DERIVATIVE WORK(S)" means a revision, modification, translation, abridgment, condensation or expansion of a BuySite Product, PeopleSoft Product or any form in which a BuySite Product or PeopleSoft Product may be recast, transferred, or adapted, and which, if prepared without the consent of Commerce One or PeopleSoft, as the case may be, would be a copyright infringement.

Section 2.6. "DISTRIBUTE" or "DISTRIBUTION" means selling, sublicensing, transmitting, marketing, or otherwise distributing the Products or the MarketSite Services. For the avoidance of doubt, where applicable, PeopleSoft shall be enabled to operate a hosted version of the BuySite Product either directly or indirectly.

Section 2.7. "DISTRIBUTOR" means any entity that acquires or reproduces the BuySite Products or PeopleSoft Products for Distribution by such entity directly to End Users and not for such entity's own use.

Section 2.8. "END USER" means any third party licensed to use, but not to further Distribute, the BuySite Products and/or the PeopleSoft Products.

Section 2.9. "JOINT DEVELOPMENT AGREEMENT" means the Joint Development Agreement entered into by the parties of even date herewith.

Section 2.10. "MAJOR AND MINOR UPDATES" mean updates, if any, to the BuySite Products to the general customer base. Major Updates include additions of substantial functionality while Minor

Updates do not. Major Updates are designated by a change in the number to the left of the decimal point of the number appearing after the product name, while Minor Updates are designated by a change in such number to the right of the decimal point. Commerce One is the sole determiner of the availability and designation of an update as a Major or Minor Update. Major Updates exclude software releases which are reasonably designated by Commerce One as new products. Where used herein "Updates" shall mean Major Updates or Minor Updates interchangeably.

Section 2.11. "MARKETSITE DIRECT SERVICES" means any MRO Portal electronic commerce service operated by Commerce One.

Section 2.12. "MARKETSITE INDIRECT SERVICES" means a MarketSite electronic commerce service hosted by a third party licensee of Commerce One's MarketSite software.

Section 2.13. "MARKETSITE SERVICES" means the MarketSite Direct Services and MarketSite Indirect Services.

Section 2.14. "MRO PORTAL" means a multisupplier and multiproduct line merchant portal designed to facilitate trading for operating resources (goods or services which are used to operate a business, excluding goods or services which are primarily used to directly contribute to products, services or other revenue generating activities which a business provides to its customers). Operating resources shall include, but not be limited to, industrial parts and supplies, computer equipment and peripherals, goods and services required to maintain plant, property and equipment, and contract and temporary employment services. Without limiting the foregoing, such multisupplier and multiproduct line merchant portal shall not include any and all portals which are not: (1) multisupplier; (2) multiproduct line; (3) do not offer both (a) goods; and (b) services for the purposes set forth above; and (4) directed to government markets.

Section 2.15. "NAMED ACCOUNTS" means the list of named accounts as described on Attachment G being "Commerce One Named Account," "PeopleSoft Named Accounts" (to be provided within fourteen (14) days of the Effective Date) and "Telco Named Accounts."

Section 2.16. "PEOPLESOFT DISTRIBUTION CHANNELS" means the list of Distributors designated within two (2) weeks of the Effective Date, attached hereto as Attachment J and as existing as of the Effective Date. Future Distribution Channels require Commerce One's prior written approval.

Section 2.17. "PEOPLESOFT PRODUCT(S)" or "PEOPLESOFT PSBN PRODUCT" means PeopleSoft's software product, as described in Attachment F which product may include any or all of the BuySite Product Source Code.

Section 2.18. "PRODUCTS" means the BuySite Products and the PeopleSoft Products collectively.

Section 2.19. "PROGRAM ERRORS" means one or more reproducible deviations in the BuySite Products from the applicable specifications shown in the associated documentation.

Section 2.20. "SPECIFIED COMPANIES" means the list of entities as set out on Attachment H. "Commerce One Specified Company" means the list of entities as set forth in Attachment H as Commerce One Specified Companies. "PeopleSoft Specified Companies" means the list of entities as set forth in Attachment H as PeopleSoft Specified Companies.

Section 2.21. "TELCO INDUSTRY" means only those entities which carry out business in the telecommunication industry sub-segments as set forth with SIC code number 4813 (telecommunications) as they exist on the Effective Date. The named sub-segments shall be limited to facilities-based telecommunication carriers (except wireless), local telephone carriers (except wireless), long-distance telephone carriers (except wireless), telecommunications carriers (wired), telecommunications networks (wired) and telephone carriers facilities based (except wireless).

Section 2.22. "UPGRADE" means the right to use BuySite or the PeopleSoft PSBN Product on a designated computer with increased processing power or an increase in the number of users to the next pricing increment and generally in each case a requirement for a payment of applicable Upgrade fees to PeopleSoft.

                                   ARTICLE 3.

                   GRANT OF LICENSES AND RIGHTS TO PEOPLESOFT

Section 3.1. LICENSES.

     (a) BUYSITE PRODUCTS (ENTERPRISE) LICENSE. Subject to the terms and conditions of this Agreement, Commerce One hereby grants and PeopleSoft hereby accepts, a non-exclusive (except as set forth herein), nontransferable, worldwide right and license to (i) reproduce, without change, the BuySite Product (in Object Code only) including all Major and Minor Updates (except as set forth herein) and (ii) Distribute directly or by sublicense, through the PeopleSoft Distribution Channels to End Users for use in either direct or indirect procurement of goods and services.

     (b) BUYSITE PRODUCTS (HOSTED) LICENSE. Subject to the terms and conditions of this Agreement, Commerce One hereby grants and PeopleSoft hereby accepts, a non-exclusive (except as set forth herein), nontransferable, worldwide right and license to (i) reproduce, without change, the hosted BuySite Products (in Object Code only) and (ii) Distribute directly or by sublicense through the PeopleSoft Distribution Channels only for use by End Users who will use such hosted BuySite Products to provide purchasing capabilities for direct or indirect goods and services.

     (c) BUYSITE PRODUCTS (SOURCE CODE) LICENSE. Subject to the terms and conditions of this Agreement, Commerce One hereby grants and PeopleSoft hereby accepts, a non-exclusive (except as set forth herein), nontransferable, worldwide right and license to (i) reproduce, use, modify and create Derivative Works of the BuySite Products including all Major and Minor Updates (in Object and Source Code) and (ii) Distribute by sublicense such BuySite Product copies including all Major and Minor Updates to Distributors and End Users only as part of and integrated into a PeopleSoft Product. PeopleSoft may grant Distributors the right to grant further sublicenses to Distribute (but not reproduce) such copies of the BuySite Products integrated into PeopleSoft Products to other

Distributors regardless of tier and PeopleSoft and all Distributors shall have the right to Distribute such BuySite Products to End Users.

     (d) SOURCE CODE FREEZE. Commencing on the effective date of termination of the Joint Development Agreement, PeopleSoft's right and license to the Source Code to the BuySite Products under Section 3.1(c) shall be limited to the commercial release or version of BuySite Products that is commercially available as of the effective date of termination of the Joint Development Agreement and Minor Updates thereof and such right and license to the Source Code shall be limited to use only for support, maintenance and development of the PeopleSoft Products. As of the effective date of termination of the Joint Development Agreement, Commerce One shall be relieved of its obligations to deliver any further Source Code for Major and Minor Updates of the BuySite Products which may become commercially available after the effective date of termination of the Joint Development Agreement. For the avoidance of doubt, PeopleSoft shall continue to have the right and license granted in Section 3.1(c) as modified by this Section 3.1(d) to the Source Code of the BuySite Products, including all Major and Minor Updates and Derivative Works thereof made solely by PeopleSoft, up to and including the release or version of BuySite Products that is commercially available as of the effective date of termination of the Joint Development Agreement and any Minor Updates to such release or version of BuySite Products.

     (e) LOCALIZED CODE. Subject to the terms and conditions of this Agreement, Commerce One hereby grants and PeopleSoft hereby accepts, a non-exclusive (except as set forth herein), nontransferable worldwide right and license to (i) reproduce, use, modify and create Derivative Works of any localized version of BuySite Products (in Object and Source Code) and (ii) Distribute by sublicense such localized version of BuySite Product copies to Distributors and End Users only as part of and integrated into a PeopleSoft Product. PeopleSoft may grant Distributors the right to grant further sublicenses to Distribute such copies of the localized version of BuySite Products integrated into PeopleSoft Products to other Distributors regardless of distribution tier, and all Distributors shall have the right to Distribute such localized version of BuySite Products to End Users.

     (f) COMMERCE ONE RESELLERS. During the term of the Agreement, Commerce One shall ensure that all reseller agreements entered into between Commerce One and a third party reseller, on or after the Effective Date shall exclude a grant of any right or license to Distribute the BuySite Product to the PeopleSoft Named Accounts consistent with Section 5.1 of this Agreement. Notwithstanding the foregoing and the provisions of Section 5.1 of this Agreement, any reseller agreements entered into between Commerce One and a third party reseller (a "Grandfathered Reseller") prior to the Effective Date shall not be required to exclude a grant of any right or license to Distribute the BuySite Product to the PeopleSoft Named Accounts. Notwithstanding Section 5.1 of this Agreement, Grandfathered Resellers shall have the right to Distribute the BuySite Products to PeopleSoft Named Accounts; provided, however, that Commerce One shall attempt to amend any reseller agreement with a Grandfathered Reseller to eliminate such distribution rights to PeopleSoft Named Accounts if it is both reasonable and practical to do so. Commerce One shall designate to PeopleSoft all Grandfathered Resellers within two (2) weeks of the Effective Date as existing as of the Effective Date.

     (g) COMMERCE ONE MARKETSITE DIRECT SERVICES (ACCESS) LICENSE. Subject to the terms and conditions of this Agreement, Commerce One hereby grants and PeopleSoft and its Distributors hereby accepts, a non-exclusive (except as set forth herein), nontransferable worldwide right and license to Distribute subscriptions for access to MarketSite Direct Services during the term, to Distributors and End Users for use in procurement of either direct or indirect goods and services. During the period of eighteen (18) months from the Effective Date, Commerce One agrees that it shall be a condition of any MarketSite Indirect Service provider agreement that PeopleSoft shall be granted equally favorable reseller rights as those granted to Commerce One by the MarketSite Indirect Service provider. Additionally, throughout the term of the Agreement, Commerce One will negotiate in good faith with any and all subsequent MarketSite Indirect Service operators to provide PeopleSoft with the ability to resell access to such MarketSite Indirect Service.

     (h) COMMERCE ONE MARKETSITE LICENSE. Upon written request by PeopleSoft, Commerce One agrees to negotiate in good faith to grant PeopleSoft a license to Distribute the MarketSite software (in Object Code) provided that the further terms of such license shall be negotiated in good faith. If the parties do not enter into a definitive agreement within ninety (90) days after PeopleSoft's requests, subject to Section 18.13(c), neither party shall have any further obligations under this Section 3.1(h).

Section 3.2. REPRODUCTION RIGHTS. PeopleSoft shall notify Commerce One, in writing, of the name and address of all Distributors granted the right to reproduce the BuySite Product and PeopleSoft shall ensure that all such Distributors are required to provide PeopleSoft with a report of the number of copies of BuySite Product made or licensed, which report shall include the information as set forth in Section 8.4 of this Agreement. Such reproduction shall occur only at the location of Distributor's principal office unless an alternate location is otherwise specified in writing to Commerce One. PeopleSoft shall require such Distributors to authorize PeopleSoft, or Commerce One on PeopleSoft's behalf, to audit its records which audit rights shall be consistent with the rights set forth in Section 8.5 of this Agreement. PeopleSoft shall require such Distributors to provide a warranty to PeopleSoft and its licensors that the copies made are free from defects and to provide indemnification of PeopleSoft and its licensors for any breach of such warranty.

Section 3.3. NO RESTRICTIONS. Subject to the terms of Article 5 of this Agreement, Commerce One reserves all rights not expressly granted in this Agreement in and to the BuySite Products and the MarketSite Services.

                                   ARTICLE 4.

                  GRANT OF LICENSES AND RIGHTS TO COMMERCE ONE

Section 4.1. LICENSE.

     (a) PEOPLESOFT PSBN PRODUCT LICENSE. Upon written request by Commerce One within ninety (90) days of commercial availability of the PeopleSoft PSBN Product, PeopleSoft agrees to negotiate in good faith to grant Commerce One a license to Distribute the PeopleSoft PSBN Product provided that the further terms of such license shall be negotiated in good faith between the parties.

If the parties do not enter into a definitive agreement within ninety (90) days after Commerce One's request, subject to Section 18.13(c), neither party shall have any further obligations under this Section 4.1(a).

     (b) NO RESTRICTIONS. Subject to the terms of Article 5 of this Agreement, PeopleSoft reserves all rights not expressly granted in this Agreement in and to the PeopleSoft Products.

                                   ARTICLE 5.

                                   EXCLUSIVITY

Section 5.1. PEOPLESOFT EXCLUSIVITY. For a period commencing on the Effective Date and ending on January 1, 2001, PeopleSoft shall not enter into an agreement with Commerce One Specified Companies to Distribute or develop products similar to the BuySite Products, the MarketSite Services and the associated software. PeopleSoft shall use the MarketSite Services as its exclusive MRO Portals and PeopleSoft shall not Distribute or develop any other hosted MRO Portals or enter into any agreement with any third party with respect to any MRO Portal during the period of this exclusivity. For the term of this Agreement, PeopleSoft shall not provide a Source Code or Object Code license to the BuySite Products to a Commerce One Specified Company. If, at any time commencing on the Effective Date and ending on January 1, 2001 , PeopleSoft is in breach of the exclusivity provisions of this Section 5.1 or assigns this Agreement through operation of law, merger or acquisition of all or substantially all of its assets to a Commerce One Specified Company, without limiting any other rights or remedies of Commerce One, Commerce One shall be entitled to change the exclusivity set forth in Sections 5.1 (a) and 5.3 below to non-exclusive by providing PeopleSoft with written notice thereof. Nothing in this Section 5.1 shall be construed as terminating this Agreement or the licenses granted herein.

     (a) PEOPLESOFT EXCLUSIVE ACCOUNTS. During the term of the Agreement and subject to Section 5.3(a) and (b) below, PeopleSoft shall have the sole and exclusive right, (except as to Grandfathered Resellers) to market and Distribute the Products to the PeopleSoft Named Accounts other than PeopleSoft Named Accounts within the Telco Industry.

Section 5.2. PEOPLESOFT MINIMUMS. Commencing on the Effective Date, and subject to the potential extended period under Section 5.6 below, PeopleSoft shall enter into licenses for the Products either directly or indirectly through Distributors, with the projected cumulative sales targets set forth on Attachment I (the "Minimum Targets"). For the purpose of this Section 5.2, any license entered into by PeopleSoft or Commerce One with a Commerce One Named Account pursuant to Section 5.3(a) below shall be considered a license by PeopleSoft for the purpose of calculating the Total Customers as defined in Attachment B. In the event that the Total Customers are not, at a minimum, equal to the cumulative Minimum Target for any two consecutive calendar quarters, Commerce One shall be entitled to demand and receive a change to the grant of exclusivity set forth in Section 5.1(a) above to non-exclusive by written notice to PeopleSoft; provided, however, that PeopleSoft shall first have the opportunity to cure the possible loss of exclusivity as follows:

     If PeopleSoft does not meet the cumulative Minimum Target as of the end of any two consecutive calendar quarters, PeopleSoft may, by the thirtieth (30th) day ("Cure Date") of the calendar quarter immediately following the second consecutive calendar quarter in which the cumulative Minimum Target was missed (the "Cure Quarter"), pay a prepaid nonrefundable royalty creditable against future licenses entered into by PeopleSoft in an amount equal to the average PeopleSoft Net Fees received per End User for licenses entered into (not including access agreements to MarketSite Services) by PeopleSoft for the twelve
(12) months preceding the beginning of the Cure Quarter, multiplied by "X", where "X" is the Minimum Target as of the expiration of the second consecutive calendar quarter, less the actual number of Total Customers licensed or sold access to MarketSite Services, as applicable, as of the expiration of the second consecutive calendar quarter ("Cure Cost"). It is understood and agreed that if at the end of the Cure Quarter, PeopleSoft has entered into sufficient licenses or access agreements to meet the Minimum Target as of end of the Cure Quarter and paid the Cure Cost to Commerce One, then PeopleSoft shall be entitled to retain the right of exclusivity under Section 5.1 above.

     By way of numerical example only, if, the Minimum Target for the tenth
(10th), eleventh (11th) and twelfth (12th) quarters are ninety-five (95), one hundred and five (105) and one hundred and twenty (120) licenses or access agreements for MarketSite Services, respectively, and the average PeopleSoft Net Fees received per End User for licenses (but not including access agreements for MarketSite Services) over the twelve (12) months prior to the beginning of the Cure Quarter is equal to $500,000 ("X" = $500,000); and, PeopleSoft does not meet the cumulative Minimum Target in the tenth (10th) quarter and enters into only one hundred (100) licenses or access agreements to MarketSite Services by the end of the eleventh (11th) quarter ("Total Customer" as defined in Section 14 of Attachment B herein), PeopleSoft will have missed the cumulative Minimum Target for two (2) consecutive calendar quarters. The Cure Cost shall be equal to the product obtained by multiplying $500,000 by five (5) (where five shall have been calculated by subtracting the Total Customers at the end of the eleventh quarter (100) from the cumulative Minimum Target as of the end of the eleventh quarter (105)), or $2,500,000. If at the end of the twelfth quarter, PeopleSoft shall have met the Minimum Target (120) and paid the Cure Cost of $2,500,000, then PeopleSoft shall continue to retain its exclusivity.

     Section 5.3. COMMERCE ONE EXCLUSIVITY. For a period commencing on the Effective Date and ending on January 1, 2001, Commerce One shall not enter into an agreement with PeopleSoft Specified Companies to Distribute, sell or develop products similar to the Products or MarketSite Services. Notwithstanding the foregoing, Commerce One may enter into an Agreement with SAP only for the purpose of becoming ISV certified and with Oracle for the purpose of database development. If, at any time during the eighteen (18) months from the Effective Date, Commerce One is in breach of the exclusivity provisions of this Section
5.3 or assigns this Agreement through operation of law, merger or acquisition of all or substantially all of its assets to a Specified Company, without limiting any other rights or remedies of PeopleSoft, PeopleSoft shall be entitled to change the exclusivity set forth in Section 5.1 above or 5.3(a) below to non-exclusive by providing Commerce One with written notice thereof. Nothing in this Section 5.3 shall be construed as terminating this Agreement or the licenses granted herein.

(a) COMMERCE ONE EXCLUSIVE ACCOUNT. Notwithstanding Section 5.1(a) above, for a period of three (3) months after the Effective Date, Commerce One shall have the exclusive right to Distribute the Products to the Commerce One Named Accounts. In the event any of the Commerce One Named Accounts enters into a license during such three (3) month period, such license may be between either Commerce One or PeopleSoft and such individual Commerce One Named Account. Such Commerce One Named Account shall pay fees to either Commerce One or PeopleSoft, who shall then allocate the fees as set forth in Attachment B. Nothing in this Section shall prohibit or discourage PeopleSoft from cooperatively engaging with Commerce One with respect to Commerce One Named Accounts.

     (b) COMMERCE ONE EXCLUSIVE ACCOUNT. Notwithstanding Section 5.1 (a) above, for a period of six (6) months after the Effective Date, Commerce One shall have the exclusive right to market and Distribute the BuySite Products to the Telco Named Accounts.

     (c) TELCO NAMED ACCOUNTS. From the Effective Date, PeopleSoft has a non-exclusive right to Distribute the Products to the Telco Industry, excluding the Telco Named Accounts. Commencing at the beginning of the seventh (7th) month after the Effective Date, PeopleSoft shall be at liberty to Distribute to the Telco Named Accounts.

     Section 5.4. LIMITED RIGHT TO WORK WITH SPECIFIED COMPANIES FOR END USER CUSTOMER-REQUESTED IMPLEMENTATIONS.

     (a) The parties contemplate that only on a rare case-by-case basis both parties may, due to an insistent End User customer request, need to work on such End User-requested implementations with respect to Specified Company's products and each party may, for such rare cases, provide services to such End User notwithstanding the provisions of Sections 5.1 and 5.3. Prior to undertaking or so agreeing to such an implementation effort, the requested party must first use all reasonable efforts to direct the customer to an external independent third party implementor to conduct the work for the End User. The parties shall also use all reasonable efforts, primarily expected to be conducted through their alliance personnel, to provide advance written notice (which shall include by electronic mail) of at least five (5) business days to the other of a situation whereby the requested party has attempted and failed to persuade the End User to use an independent third party implementor and that the party is considering entering into an End User agreement to provide the future direct implementation services to the End User for the Specified Company product.

(b) The intent of this Section is that implementations for a Specified Company conducted by the Parties shall be the rare exception rather than the rule, and in the event such End User requested implementations occur on at least two occasions within any six month period, the Parties acknowledge that this is cause for concern and therefore the Parties' executive liaisons will promptly have face-to-face meeting(s) to discuss this issue to resolve the issue to their mutual satisfaction.

-------------------------

Section 5.5. PREFERRED SOLUTIONS.

     (a) COMMERCE ONE. Commerce One agrees to promote customer advantages of using the BuySite Product and the PeopleSoft Products as the preferred solution to interconnect with the MarketSite Services.

     (b) PEOPLESOFT. PeopleSoft agrees to promote customer advantages of using the MarketSite Services as the preferred solution to interconnect with the BuySite Product and the PeopleSoft Products.

Section 5.6. EXTENSION OF EXCLUSIVITY. In the event BuySite 6.0 is not available for commercial release by December 31, 1999, each of the following shall occur: (a) the period of exclusivity set forth in this Section 5 shall be extended solely for the benefit of PeopleSoft by one whole calendar quarter for each calendar quarter or portion thereof it takes for BuySite 6.0 to be delivered and accepted pursuant to the terms of the Joint Development Agreement and (b) the target dates for all Minimum Targets as set forth in
Section 5.2 and Attachment I shall be adjusted forward by one whole calendar quarter for each calendar quarter or portion thereof it takes for BuySite 6.0 to be delivered and accepted pursuant to the terms of the Joint Development Agreement. By way of example only, if BuySite 6.0 is delivered and accepted on any day from January 1, 2000 through March 31, 2000, the period of exclusivity shall be extended until June 30, 2001, and all Minimum Targets as set forth in Section 5.2 shall be adjusted forward by one whole quarter, beginning with the Minimum Target of sixty (60) at the end of the second calendar quarter of 2001. As further example, if BuySite 6.0 is delivered and accepted on any day from April 1, 2000 through June 30, 2000, the period of exclusivity shall be extended through September 30, 2001, and all Minimum Targets as set forth in Section 5.2 shall be adjusted forward one quarter beginning with the Minimum Target of sixty (60) at the end of the third calendar quarter of 2001.

Section 5.7. LIMIT TO EXCLUSIVITY. Nothing in this Agreement shall prevent PeopleSoft from entering into Agreements with third parties to integrate any product or service content into the PeopleSoft Products.

Section 5.8. GOVERNMENT PROCUREMENT SOLUTION. In the event PeopleSoft elects to move forward with a government procurement solution, PeopleSoft grants to Commerce One a right to negotiate with regard to partnering to provide a government procurement solution. In the event the parties enter into such negotiations, the parties shall conclude a definitive agreement or material agreement on the terms and conditions of a definitive agreement within three (3) months of the commencement of negotiations or PeopleSoft shall be free to enter into negotiations with other third parties, subject to Section 18.13(c).

                                   ARTICLE 6.

                           MARKETING AND DISTRIBUTION

Section 6.1. PUBLIC ANNOUNCEMENTS AND PROMOTIONAL MATERIALS. Commerce One and PeopleSoft shall cooperate with each other so that each party may issue a press release concerning this

-------------------------

Agreement, provided that each party must approve any press release prior to its release within seven (7) days of the Effective Date.

Section 6.2. JOINT MARKETING. Within thirty (30) days of the Effective Date, Commerce One shall enter into PeopleSoft's substantially standard PSBN charter merchant agreement provided that the entry into such charter merchant agreement shall be at no cost to Commerce One. Upon the expiration or early termination of this Agreement, Commerce One shall have the right to renew such charter merchant agreement subject to payment of the then current maintenance rate, which shall be negotiated by the parties.

Section 6.3. TERMS RELATING TO DISTRIBUTION.

     (a) GENERAL RESTRICTIONS ON DISTRIBUTION. PeopleSoft agrees to comply with, and shall require its Distributors to comply with, all applicable laws, rules and regulations to preclude the acquisition of unlimited rights to technical data, software and documentation provided with the BuySite Product to a governmental agency, and ensure the inclusion of the appropriate "Restricted Rights" or "Limited Rights" notices required by the U.S. Government agencies.

     (b) DISTRIBUTOR LICENSE AGREEMENT. PeopleSoft shall procure from each of its Distributors, and shall require that the PeopleSoft Customers procure from each of their Distributors, an executed copy of a distribution license agreement ("Distributor License Agreement") sufficient to ensure that such Distributors are required to comply with the relevant terms of this Agreement. In addition, such agreement shall include warranty disclaimers and limitations of liability on behalf of its licensors and suppliers.

     (c) END USER LICENSE AGREEMENTS. PeopleSoft and its Distributors shall Distribute the BuySite Products to End Users only under the terms of, and shall ensure that the BuySite Products are subject to, end user license agreements with terms at least as restrictive as those set forth in the applicable end user license agreement attached hereto as Attachment D ("Commerce One End User License Agreement").

Section 6.4. ENFORCEMENT OF SUBLICENSE AGREEMENTS. PeopleSoft and its Distributors shall use commercially reasonable efforts to enforce each Distributor License Agreement and End User License Agreement, whichever may be relevant, with at least the same degree of diligence used in enforcing similar agreements governing others, which in any event shall be sufficient to adequately enforce such agreements. PeopleSoft shall use commercially reasonable efforts to protect Commerce One's copyright, notify Commerce One of any breach of a material obligation under a Distributor License Agreement or an End User License Agreement affecting BuySite Products, and cooperate with Commerce One in any legal action to prevent or stop unauthorized use, reproduction or Distribution of BuySite Products.

Section 6.5. STAFFING.

     (a) ACCOUNT MANAGERS. Each party shall appoint an Account Manager ("Account Manager") to address opportunities and issues as they arise with respect to marketing and sales activities and to manage the interaction of the parties respective sales forces. Either party may change its Account Manager by providing written notice thereof to the other party. Disputes with respect to this Agreement which cannot be resolved by the parties' Account Managers shall be subject to the provisions of Section 18.13 of this Agreement. The Account Managers shall meet at least once per calendar quarter to monitor the progress of this Agreement and to manage issue resolution under this Agreement.

     (b) GUIDELINES. Within sixty (60) days of the Effective Date, the Account Managers must establish mutually acceptable guidelines for co-operation of the parties' respective sales forces. The parties shall maximize the effectiveness of each respective party's sales organization.

     (c) EXCHANGE OF INFORMATION. Each party shall keep appropriate records relating to the activities contemplated by this Agreement, and shall report to the other party on the status of such activities on a regular basis.

     (d) PERSONNEL. The parties shall provide sufficient sales and pre-sales personnel to support each other in the marketing efforts required under this agreement. Each party agrees to use commercially reasonable efforts to support the other party's efforts to market the Products. Commencing on the Effective Date for a period of twelve (12) months, Commerce One shall organize its sales personnel on a territory basis, which for the purpose of this Agreement, shall mean a geographic organization of the sales force, to maximize sales opportunities with PeopleSoft under this Agreement.

     (e) COMMERCE ONE COMPENSATION. Commencing on the Effective Date for a period of nine (9) months for sales representatives and for a period of eighteen (18) months for sales managers, Commerce One shall compensate its non-CSP sales personnel based on the gross licensing revenue received by PeopleSoft from Distribution of the BuySite Product or the PeopleSoft Product under this Agreement to the same extent as if Commerce One had received such Product gross license revenues directly. As used in this Section, gross licensing revenue shall mean the actual license fees, royalties or other cash consideration received by Commerce One or PeopleSoft with respect to the licensing, sublicensing or other Distribution of the BuySite Products without reduction. Commencing on the beginning of the tenth (10th) month from Effective Date for a period of nine (9) months thereafter, Commerce One shall compensate its sales representatives based on the PeopleSoft Net Fees paid to Commerce One under this Agreement (pursuant to Attachment B) for PeopleSoft Distribution of the BuySite Product or PeopleSoft Product under this Agreement. Commerce One shall compensate its sales personnel for a period of eighteen (18) months from the Effective Date the same sum, as determined in the sole discretion of Commerce One, for a MarketSite Direct Services access license whether such access license was procured through Commerce One or any of its Distributors.

Section 6.6. SALES AND SALES SUPPORT TRAINING. Commerce One shall provide, at no additional charge, six (6) sales training courses of one (1) day each for sales training for the BuySite Products to the PeopleSoft personnel. PeopleSoft will pay to Commerce One fifty percent (50%) of Commerce One's then current list price for any training services, in addition to such training services listed in this Section 6.6 above, provided by Commerce One to PeopleSoft.

-------------------------

Section 6.7. SALES TRAINING MATERIALS. Training materials shall be provided as part of Commerce One's training obligation. Commerce One grants to PeopleSoft a royalty-free, nonexclusive, worldwide and nontransferable (except as set forth in Section 18.2) right and license to use and reproduce any sales training materials pertaining to BuySite Products, with the exception of any web based sales training materials, (the "Training Materials") and to use and create Derivative Works of the Training Materials to develop training materials for PeopleSoft Products. PeopleSoft shall have the worldwide right to reproduce and Distribute all Training Materials internally and to Distributors. PeopleSoft shall have the right to request a license, similar to the license for the Training Materials set forth in this Section 6.7 above, for the web based training materials for use by End Users subject to payment of a royalty, at a rate to be determined by the parties, for such web based training materials.

Section 6.8. COMMERCE ONE MOST FAVORED CUSTOMER PRICING. Commerce One shall provide PeopleSoft with equally favorable pricing on MarketSite Direct Services access as is offered to End Users either by Commerce One or its distributors. Commerce One represents that the prices charged PeopleSoft shall be no higher than the prices Commerce One charges to any other unaffiliated customer or distributor at a similar level of distribution respecting similar MarketSite Direct Services during such calendar year provided, that PeopleSoft's actual purchases of MarketSite Direct Services during such calendar year are under substantially equivalent terms and conditions as the purchases by such other customer or distributor; and PeopleSoft's actual purchases of MarketSite Direct Services are intended for sale in the same country or geographic region or vertical market during such calendar year. In the event Commerce One is in breach of the foregoing, MarketSite Direct Services pricing will be reduced by Commerce One to PeopleSoft to equal the lower prices and will apply to PeopleSoft purchases of MarketSite Direct Services from the date lower prices were charged to such other customers or distributors by Commerce One. In addition, if PeopleSoft took delivery of and paid for MarketSite Direct Services while Commerce One was in breach of the foregoing representation, appropriate credits toward the purchase of MarketSite Direct Services or refunds, at PeopleSoft's option, shall be issued by Commerce One to PeopleSoft, the amount of which shall reflect the differences in the prices for MarketSite Direct Services that were actually charged to PeopleSoft and the prices for MarketSite Direct Services which should have been charged to PeopleSoft if Commerce One had complied with the foregoing representation.

     (a) AUDIT. Not more than once in any twelve (12) month period, and at a time which is reasonably acceptable to Commerce One, Commerce One shall permit an independent certified public accountant hired by PeopleSoft and approved by Commerce One to review Commerce One's books and records for the purpose of determining whether Commerce One is complying with the representations and other provisions contained in this Section 6.8.

     (b) COST OF AUDIT. The costs of such review shall be borne by PeopleSoft, except in the event that it is determined, as a result of such review, that Commerce One was not in compliance with the representations and other provisions contained in this Section 6.8. Commerce One shall then reimburse PeopleSoft for the reasonable costs PeopleSoft incurred in connection with such review, including the fees paid to such certified public accountant. If the results of such audit establish that the prices charged PeopleSoft are higher than the prices Commerce One charges to any other unaffiliated customer or distributor as described above by more than five percent (5%) of the price which should have been charged, in which case Commerce One shall bear the expenses of the audit not to exceed $15,000.

                                   ARTICLE 7.

                                      FEES

     Each party shall pay the royalties and other fees in accordance with Attachment B to this Agreement. Each party shall make such payments to the other party within thirty (30) days of the end of the calendar quarter in which such royalties or fees accrue.


                                   ARTICLE 8.

                                PAYMENT AND TAXES
Section 8.1. PAYMENTS.

     (a) COMMERCE ONE. All payments to Commerce One shall be made in United States dollars at Commerce One's address as indicated in this Agreement or at such other address as Commerce One may from time to time indicate by proper notice hereunder.

     (b) PEOPLESOFT. All payments to PeopleSoft shall be made in United States dollars at PeopleSoft's address as indicated in this Agreement or at such other address as PeopleSoft may from time to time indicate by proper notice hereunder.

Section 8.2. TAXES GENERALLY. Fees do not include and are net of any foreign or domestic governmental taxes or charges of any kind that may be applicable to the sale, licensing, marketing or Distribution of the BuySite Products or MarketSite Services, including without limitation excise, sales, use, or value-added taxes; customs or other import duties; or other taxes, tariffs or duties. For payments by PeopleSoft to Commerce One, PeopleSoft shall be responsible for, and shall pay in a timely manner, all such taxes and charges levied against Commerce One, excluding taxes on the income of Commerce One. When Commerce One has the legal obligation to pay or collect such taxes the appropriate amount shall be invoiced to PeopleSoft, excluding taxes on the income of Commerce One, and paid by PeopleSoft within thirty (30) days of the date of invoice unless PeopleSoft provides Commerce One with a valid tax exemption certificate authorized by the appropriate taxing authority or affidavit of use tax directly accrued and paid by PeopleSoft.

Section 8.3. WITHHOLDING TAXES. All payments by PeopleSoft shall be made free and clear of, and without reduction for, any withholding taxes. Any such taxes which are otherwise imposed on payments to Commerce One shall be the sole responsibility of PeopleSoft. PeopleSoft shall provide Commerce One with official receipts issued by the appropriate taxing authority or such other evidence as is reasonably requested by Commerce One to establish that such taxes have been paid.

Section 8.4. QUARTERLY REPORTS. PeopleSoft and its Distributors shall maintain accurate records and report the number and type of BuySite and PeopleSoft Product licenses and access agreements entered into and MarketSite Services access agreements entered into , the calendar quarter of the date of such agreements, all supporting documentation for the calculation of PeopleSoft Net Fees, the location shipped to (by country or state) if applicable and the corresponding fees due hereunder. Such reports shall be submitted by PeopleSoft to Commerce One within thirty (30) calendar days after the end of each calendar quarter.

Section 8.5. AUDIT OF RECORDS. PeopleSoft shall keep and maintain full, true, and accurate records containing all BuySite and PeopleSoft Products or MarketSite Services Distributed. Not more than once in any twelve (12) month period, Commerce One shall have the right, through auditors reasonably acceptable to PeopleSoft who shall execute an appropriate nondisclosure agreement reasonably acceptable to both parties, during normal business hours upon at least fifteen (15) business days prior notice, to audit and analyze the relevant records of PeopleSoft to verify compliance with the provisions of this Agreement. The audit shall be conducted at Commerce One's expense unless there is inadequate record keeping or the results of such audit establish that inaccuracies in the monthly royalty reports have resulted in underpayment of royalties to Commerce One more than five percent (5%) of the amount actually due in any month, in which case PeopleSoft shall bear the expenses of the audit not to exceed $15,000. Equivalent audit rights and reporting obligations shall be granted to PeopleSoft with respect to the MarketSite Direct Fees or MarketSite Indirect Fees payable to PeopleSoft under this Agreement.


                                   ARTICLE 9.

                   DELIVERABLES, UPDATES AND TECHNICAL SUPPORT

Section 9.1. COMMERCE ONE DELIVERABLES. Commerce One shall provide PeopleSoft with the deliverables indicated in Attachment A ("Commerce One Deliverables"). All deliveries under this Agreement shall be F.O.B. Commerce One, Walnut Creek, California. F.O.B. shall have the definition in the California Uniform Commercial Code.

Section 9.2. PEOPLESOFT DELIVERABLES. PeopleSoft shall provide Commerce One with the deliverables indicated in Attachment F ("PeopleSoft Deliverables"). All deliveries under this Agreement shall be F.O.B. PeopleSoft, Pleasanton, California. F.O.B. shall have the definition in the California Uniform Commercial Code.

Section 9.3. UPDATES AND TECHNICAL SUPPORT. Commerce One shall provide support in accordance with Attachment E, provided that PeopleSoft has paid for such maintenance and support in accordance with Attachment B.

Section 9.4. FURTHER SUPPORT. Within ninety (90) days of the Effective Date, the parties shall enter into a mutually acceptable support plan which shall outline the terms for identification of severity levels and escalation, bug tracking, training schedules and the names of the appropriate contact for support for each party.

Section 9.5. TECHNICAL TRAINING. Commerce One shall provide, at no additional charge, ten (10) technical training courses of three (3) days each for technical training (for example, training for support and consulting) for the BuySite Products to the PeopleSoft training personnel. PeopleSoft will pay to Commerce One fifty percent (50%) of Commerce One's then current list price for any training services, in addition to such training services listed in this Section
9.5 above, provided by Commerce One to PeopleSoft.

Section 9.6. TECHNICAL TRAINING MATERIALS. Training materials shall be provided as part of Commerce One's training obligation. Commerce One grants to PeopleSoft a royalty-free, nonexclusive, worldwide and nontransferable (except as set forth in Section 18.2) right and license to use and reproduce any technical training materials pertaining to BuySite Products, with the exception of any web based technical training materials, (the "Training Materials") and to use and create Derivative Works of the Training Materials to develop training materials for PeopleSoft Products. PeopleSoft shall have the worldwide right to reproduce and Distribute all Training Materials internally and to Distributors. PeopleSoft shall have the right to request a license, similar to the license for the Training Materials set forth in this Section 9.6 above, for the web based training materials for use by End Users subject to payment of a royalty, at a rate to be determined by the parties, for such web based training materials.

                                  ARTICLE 10.

                           TRADEMARKS AND TRADE NAMES

Section 10.1. TRADEMARKS. Subject to the provisions of this Article 10, during the term of this Agreement, PeopleSoft shall have the right to indicate to the public that PeopleSoft Products contain the BuySite Product, and to advertise the BuySite Products as incorporated into the PeopleSoft Products under the trademarks, marks, and trade names of Commerce One set forth in Attachment C, as same may be amended in writing by Commerce One from time to time ("Commerce One's Trademarks"), subject to Commerce One's prior inspection and written approval of the PeopleSoft Products in which the Commerce One Trademarks are attached. All representations of Commerce One's Trademarks that PeopleSoft intends to use shall first be submitted to Commerce One for approval (which shall not be unreasonably withheld) of design, color and other details, or shall be exact copies of those used by Commerce One. PeopleSoft shall fully comply with all guidelines, if any, communicated by Commerce One concerning the use of Commerce One's Trademarks. Commerce One may modify any Commerce One Trademarks, or substitute an alternative mark for any Commerce One Trademark upon ninety
(90) days prior notice to PeopleSoft.

Section 10.2. USE. Except as set forth in this Article 10, nothing contained in this Agreement shall grant or shall be deemed to grant to PeopleSoft any right, title or interest in or to Commerce One's Trademarks. All uses of Commerce One's Trademarks and all goodwill associated with such Commerce One Trademarks shall inure solely to Commerce One and PeopleSoft shall obtain no rights with respect to any of Commerce One's Trademarks, other than as expressly set forth herein, and PeopleSoft irrevocably assigns to Commerce One all such right, title and interest, if any, in any of Commerce One's Trademarks. At no time during or after the term of this Agreement shall PeopleSoft challenge or assist others to challenge Commerce One's Trademarks (except to the extent expressly required by applicable law) or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of Commerce One. Upon Commerce One's request from time to time PeopleSoft agrees to provide Commerce One with copies of goods bearing Commerce One's trademarks and trade names so that Commerce One can verify their adequate quality. Upon termination of this Agreement, PeopleSoft shall immediately cease to use all Commerce One's Trademarks and any listing by PeopleSoft of Commerce One's name in any telephone book, directory, public record or elsewhere, shall be removed by PeopleSoft as soon as possible, but in any event not later than the subsequent issue of such publication.

Section 10.3. COMMERCE ONE LOGO. PeopleSoft shall place the Commerce One Trademark or logo on the PeopleSoft Product (provided the PeopleSoft Product is developed under any joint development agreement between the parties) in a location which is visible to the End User.

Section 10.4. REGISTERED USER AGREEMENTS. Commerce One and PeopleSoft shall enter into registered user agreements with respect to the Commerce One's Trademarks pursuant to applicable trademark law requirements worldwide. PeopleSoft shall be responsible for proper filing of the registered user agreement with government authorities worldwide and the parties shall share equally all costs or fees associated with such filing.

                                  ARTICLE 11.

                               PROPRIETARY RIGHTS

Section 11.1. COMMERCE ONE PROPRIETARY RIGHTS. Title to and ownership of all copies of the BuySite Products and the MarketSite Services and associated software whether in machine-readable or printed form, and including, without limitation, Derivative Works thereof provided by Commerce One hereunder, compilations, or collective works thereof and all related technical know-how and all intellectual property rights therein (including without limitation rights in patents, copyrights, and trade secrets applicable thereto), are and shall remain the exclusive property of Commerce One and its suppliers. PeopleSoft shall not take any action to jeopardize, limit or interfere in any manner with Commerce One's ownership of and rights with respect to the BuySite Products and the MarketSite Services and associated software. PeopleSoft shall have only those rights in or to the BuySite Products and the MarketSite Services and associated software granted to it pursuant to this Agreement. Title to and ownership of all copies of the PeopleSoft Product, exclusive of the BuySite Products and the MarketSite Services and associated software, and all related technical know-how and all rights therein (including without limitation rights in patents, copyrights, and trade secrets applicable thereto), are and shall remain the exclusive property of PeopleSoft and its suppliers, as applicable.

Section 11.2. PROPRIETARY NOTICES.

     (a) NO ALTERATION OF NOTICES. PeopleSoft and its employees and agents shall not remove or alter any trademark, trade name, copyright, or other proprietary notices, legends, symbols, or labels appearing on or in copies of the BuySite Products and the MarketSite Services and associated software delivered to PeopleSoft by Commerce One and shall use the same notices, legends, symbols, or labels in and on copies of BuySite Products and the MarketSite Services and associated software as are contained in and on such BuySite Products and the MarketSite Services and associated software.

     (b) NOTICE. Each portion of the BuySite Products and the MarketSite Services and associated software reproduced by PeopleSoft shall include the intellectual property notice or notices appearing in or on the corresponding portion of such materials as delivered by Commerce One hereunder. PeopleSoft shall ensure that all copies of the BuySite Products and the MarketSite Services and associated software made by PeopleSoft pursuant to this Agreement conspicuously display the following notice: Copyright (1999 (or other appropriate year(s)), Commerce One. All Rights Reserved.

                                  ARTICLE 12.

                     CONFIDENTIAL INFORMATION AND DISCLOSURE

Section 12.1. CONFIDENTIAL INFORMATION. Each party agrees to maintain all Confidential Information in confidence to the same extent that it protects its own similar Confidential Information and to use such Confidential Information only as permitted under this Agreement. For purposes of this Agreement "Confidential Information" shall mean information including, without limitation, computer programs, code, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial, pricing and product development plans, forecasts, strategies and information marked "Confidential" or if disclosed verbally, reduced to writing and marked "Confidential" within thirty (30) days after the date of disclosure or reasonably understood by the parties to be confidential. Each party agrees to take all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information including, without limitations disclosing Confidential Information only to its employees (a) with a need to know to further permitted uses of such information and (b) who are parties to appropriate agreements sufficient to comply with this Article 12, and (c) who are informed of the nondisclosure/ non-use obligations imposed by this Article 12 and both parties shall take appropriate steps to implement and enforce such non-disclosure/non-use obligations. The foregoing restrictions on disclosure and use shall survive for three (3) years following termination of this Agreement but shall not apply with respect to any Confidential Information which (i) was or becomes publicly known through no fault of the receiving party; (ii) was rightfully known or becomes rightfully known to the receiving party without confidential or proprietary restriction from a source other than the disclosing party; (iii) is independently developed by the receiving party without the participation of individuals who have had access to the Confidential Information; (iv) is approved by the disclosing party for disclosure without restriction in a written document which is signed by a duly authorized officer of such disclosing party; (v) by the receiving party in connection with securities filings with the Securities and Exchange Commission or as otherwise required by government regulation, or
(vi) the receiving party is legally compelled to disclose; provided, however, that prior to any such compelled disclosure, the receiving party will (a) assert the privileged and confidential nature of the Confidential Information against the third party seeking disclosure and (b) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. In the event that such protection against disclosure is not obtained, the receiving party will be entitled to disclose the Confidential Information, but only as and to the extent necessary to legally comply with such compelled disclosure.


Section 12.2. CONFIDENTIALITY OF AGREEMENT. Unless required by law, and except to assert its rights hereunder or for disclosures to its own employees on a "need to know" basis, each party agrees not to disclose the terms of this Agreement or matters relating thereto without the prior written consent of the other, which consent shall not be unreasonably withheld.

                                  ARTICLE 13.

                         WARRANTIES AND REPRESENTATIONS

Section 13.1. LIMITED WARRANTY. Subject to the limitations set forth in this Agreement, for a period of one (1) year from the date PeopleSoft or its Distributors deliver the BuySite Product ("Warranty Period"), Commerce One warrants only to PeopleSoft that the BuySite Products when properly adapted, installed, and used will substantially conform to the specifications in the documentation in effect when the BuySite Products are shipped to PeopleSoft. Commerce One's warranty and obligation is solely for the benefit of PeopleSoft, who has no authority to extend this warranty to any other person or entity. COMMERCE ONE MAKES NO WARRANTY THAT ALL ERRORS OR FAILURES WILL BE CORRECTED. As PeopleSoft's exclusive remedy, Commerce One will use all reasonable efforts to timely correct nonconformities of the BuySite Products within the warranty set forth in this Section 13.1 above.

Section 13.2. EXCLUSIVE WARRANTY. EXCEPT AS
EXPRESSLY SET FORTH IN SECTION 13.1 ABOVE, COMMERCE ONE MAKES NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE HEREUNDER, AND COMMERCE ONE EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

Section 13.3. DEFECTS NOT COVERED BY WARRANTIES. Commerce One shall have no obligations under the warranty provisions set forth in Section 13.1 for nonperformance of Commerce One's warranty obligations if any nonconformance is caused in whole or in part by: accident; transportation; neglect or misuse; alteration, modification, or enhancement of the BuySite Products or incorporation, interfacing, attachment of any feature, program or device to the BuySite Products by a person or entity other than Commerce One or as authorized by Commerce One; failure to install or implement according to Commerce One's installation or implementation guidelines; use of the BuySite Products for other than the specific purpose for which the BuySite Products are designed; use of the

BuySite Products on any systems other than the specified hardware platform for such BuySite Products; or use of defective media or defective duplication of the BuySite Products by PeopleSoft.

Section 13.4. PATENT CLAIMS. As of the Effective Date and to the knowledge of Commerce One, there are no pending or threatened patent infringement claims.

Section 13.5. OTHER. Each party (the "Warranting Party") warrants to the other party as of the Effective Date and on a continuing basis that:

     (a) CORPORATE AUTHORITY. The Warranting Party has the right to enter this Agreement, is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation set forth on page one hereof, has the power and authority, corporate and otherwise, to execute and deliver this Agreement and to perform its obligations hereunder, and has by all necessary corporate action duly and validly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder.

     (b) BINDING OBLIGATION. This Agreement is the valid and legally binding obligation of the Warranting Party in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and similar laws and to general principles of equity which are within the discretion of courts of applicable jurisdiction.

     (c) NO CONFLICTS. The execution, delivery and performance by the Warranting Party of this Agreement and each other agreement, document, or instrument now or hereafter executed and delivered by the Warranting Party pursuant thereto or in connection herewith will not: (i) conflict with or violate the articles or certificate of incorporation or by-laws of the Warranting Party or any provision of any law, rule, regulation, authorization or judgment of any governmental authority having applicability to the Warranting Party or its actions; or (ii) conflict with or result in any breach of, or constitute a default under, any note, security agreement, commitment, contract or other agreement, instrument or undertaking to which the Warranting Party is a party or by which any of its property is bound.


                                  ARTICLE 14.

                                 INDEMNIFICATION

Section 14.1. PEOPLESOFT INDEMNIFICATION. Commerce One agrees that PeopleSoft has the right to defend, or at its option to settle, and PeopleSoft agrees, at its own expense, to defend or at its option to settle, any third party claim, suit or proceeding (collectively, "Action") brought against Commerce One to the extent such Action results from infringement by the PeopleSoft Product or any PeopleSoft trademark of any United States patent, or any copyright, trade secret or trademark worldwide ("PeopleSoft Intellectual Property Rights"), subject to the limitations hereinafter set forth. PeopleSoft will have sole control of any such Action or settlement negotiations, and PeopleSoft agrees to pay, subject to the limitations hereinafter set forth, any settlement amounts or final judgment entered against Commerce One on such issue in any such Action defended and/or settled by PeopleSoft. Commerce One agrees that PeopleSoft will be relieved of the foregoing obligations unless Commerce One notifies PeopleSoft promptly in writing of such Action, gives PeopleSoft sole control and authority to proceed as contemplated herein, and gives PeopleSoft reasonably proper and full information and reasonable assistance to settle and/or defend any such Action. If it is adjudicatively determined, or if PeopleSoft believes, that the PeopleSoft Products, or any part thereof, infringe any PeopleSoft Intellectual Property Rights, or if the sale or use of the PeopleSoft Products, or any part thereof, is, as a result, enjoined, then PeopleSoft may, at its election, option, and expense: (i) procure for Commerce One the right under such PeopleSoft Intellectual Property Rights to sell or use, as appropriate, the PeopleSoft Products or such part thereof; or
(ii) replace PeopleSoft Products, or part thereof, with other noninfringing suitable PeopleSoft Products or parts; or (iii) suitably modify the PeopleSoft Products, PeopleSoft trademark, or part thereof to become noninfringing without materially altering the performance or functionality; or (iv) remove the PeopleSoft Products, or part thereof, terminate Distribution or sale thereof and refund the payments paid by Commerce One for such PeopleSoft Products less a prorata amount computed over a three year period using straight line depreciation. PeopleSoft will not be liable for any costs or expenses incurred without its prior written authorization, or for any installation costs of any replaced PeopleSoft Products.

Section 14.2. COMMERCE ONE INDEMNIFICATION. PeopleSoft agrees that Commerce One has the right to defend, or at its option to settle, and Commerce One agrees, at its own expense, to defend or at its option to settle, any third party claim, suit or proceeding (collectively, "Action") brought against PeopleSoft to the extent such Action results from infringement by the BuySite Products or MarketSite Direct Services of any United States patent, or any copyright, trade secret or trademark worldwide (" Commerce One Intellectual Property Rights"), subject to the limitations hereinafter set forth. Commerce One will have sole control of any such Action or settlement negotiations, and Commerce One agrees to pay, subject to the limitations hereinafter set forth, any settlement amounts or final judgment entered against PeopleSoft on such issue in any such Action defended and/or settled by Commerce One. PeopleSoft agrees that Commerce One will be relieved of the foregoing obligations unless PeopleSoft notifies Commerce One promptly in writing of such Action, gives Commerce One sole control and authority to proceed as contemplated herein, and gives Commerce One reasonably proper and full information and reasonable assistance to settle and/or defend any such Action. If it is adjudicatively determined, or if Commerce One believes, that the BuySite Products or MarketSite Direct Services, or any part thereof, infringe any Commerce One Intellectual Property Rights, or if the sale or use of the BuySite Products or MarketSite Direct Services, or any part thereof, is, as a result, enjoined, then Commerce One may, at its election, option, and expense: (i) procure for PeopleSoft the right under such Commerce One Intellectual Property Rights to sell or use, as appropriate, the BuySite Products or MarketSite Direct Services or such part thereof; or (ii) replace the BuySite Products or MarketSite Direct Services, or part thereof, with other noninfringing suitable BuySite Products or MarketSite Direct Services or parts; or (iii) suitably modify the BuySite Products, MarketSite Direct Services, Commerce One Trademark, or part thereof to become noninfringing without materially altering the performance or functionality; or (iv) remove the BuySite Products or MarketSite Direct Services, or part thereof, terminate Distribution or sale thereof and refund the payments paid by PeopleSoft for such BuySite Products or MarketSite Direct Services less a prorata amount computed over a three year period using straight line depreciation provided however, during the first twelve months of this Agreement, such prorata deduction shall not apply. Commerce One will not be liable for any costs or expenses incurred without its prior written authorization, or for any installation costs of any replaced BuySite Products or MarketSite Direct Services.

Section 14.3. LIMITATIONS. Notwithstanding the provisions of Section 14.2 above, Commerce One shall have no liability for (i) any infringement claims alleging infringement by BuySite Products, MarketSite Direct Services or other completed equipment or any assembly, circuit, combination, method or process in which any of the BuySite Products or MarketSite Direct Services may be used but not covering the BuySite Products or MarketSite Direct Services standing alone; (ii) any trademark infringements involving any marking or branding not applied by or requested by Commerce One, or involving any marking or branding applied by Commerce One at the request of PeopleSoft; or (iii) any modification of the BuySite Products or MarketSite Direct Services, or part thereof, (unless such modification was made by Commerce One or at the direction of Commerce One) where such infringement would not have occurred but for such modifications. For purposes of this Article 14, BuySite Products shall exclude the Connectors.

Section 14.4. LIMITATIONS. Notwithstanding the provisions of Section 14.1 above, PeopleSoft shall have no liability for (i) any infringement claims alleging infringement by PeopleSoft Products or other completed equipment or any assembly, circuit, combination, method or process in which any of the PeopleSoft Products may be used but not covering the PeopleSoft Products standing alone;
(ii) any trademark infringements involving any marking or branding not applied by or requested by PeopleSoft, or involving any marking or branding applied by PeopleSoft at the request of Commerce One; or (iii) any modification of the PeopleSoft Products, or part thereof, (unless such modification was made by PeopleSoft or at the direction of PeopleSoft) where such infringement would not have occurred but for such modifications. For purposes of this Article 14, PeopleSoft Products shall exclude the Connectors.

Section 14.5. DISCLAIMER. THE FOREGOING PROVISIONS OF
THIS ARTICLE 14 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF COMMERCE ONE AND PEOPLESOFT AND THE EXCLUSIVE REMEDY OF PEOPLESOFT AND ITS END USERS, AND COMMERCE ONE, RESPECTIVELY, WITH RESPECT TO ANY ALLEGED INTELLECTUAL PROPERTY RIGHT INFRINGEMENT BY THE MARKETSITE INDIRECT SERVICES, BUYSITE PRODUCT OR PEOPLESOFT PRODUCTS.

                                  ARTICLE 15.

                             LIMITATION OF LIABILITY

Section 15.1. With the exception of any infringement or other violation of Intellectual Property Rights through a breach under Sections 3.1(a), (b), (c),
(e), (f), or a breach of Article 7 (including Attachment B), and Articles 12 and 14, either Party's entire liability to the other party arising out of or relating to this Agreement, the BuySite Products and the MarketSite Services and associated software, or the use or operation of any of the foregoing products or documentation shall not exceed the amount received, in the aggregate, by Commerce One and PeopleSoft during the prior twelve (12) month period from the date the claim arose. For the avoidance of doubt, the perpetual nature of

Section 11 of Attachment B is excluded from the foregoing limitation. Notwithstanding the foregoing and subject to Section 16.4(c) below, the entire liability of Commerce One to PeopleSoft arising out of the breach of Section 9.3 or Section 13.1 herein by Commerce One and the entire liability of either party to the other party arising out of the breach of Section 5.1, 5.3 and 5.4 herein shall be limited to two (2) times the aggregate amounts paid under this Agreement. The foregoing exception is not intended to apply to non-conformance of the BuySite Product to the specifications under Section 13.1.

Section 15.2. IN NO EVENT SHALL EITHER PARTY OR ITS SUPPLIERS OR LICENSORS BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS OPPORTUNITY, LOSS OF USE OR DATA, OR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES (AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED HEREIN), OR FOR ANY CLAIM AGAINST SUCH PARTY BY ANY THIRD PARTY.

                                  ARTICLE 16.

                              TERM AND TERMINATION

Section 16.1. TERM. This Agreement shall commence upon the Effective Date and continue in full force and effect for five years, unless earlier terminated in accordance with the provisions of this Agreement. Thereafter, this Agreement may be renewed upon mutual written agreement of the Parties.

Section 16.2. TERMINATION FOR CAUSE. This Agreement may be terminated by either party by written notice of termination effective immediately if the other party breaches any material term or condition of this Agreement and fails to remedy the breach within thirty (30) days after being given written notice thereof stating the non-breaching party's intent to terminate.

Section 16.3. NO LIABILITY FOR TERMINATION. Except as expressly required by law, in the event of termination of this Agreement by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, solely because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of Commerce One or PeopleSoft. Termination shall not, however, relieve either party of obligations incurred prior to the termination.

Section 16.4. EFFECT OF TERMINATION; SURVIVAL. PeopleSoft may Distribute access to the MarketSite Services after the effective date of such termination and the provisions of Articles 2, 7, 8, 11, 12, 13 (except 13.5(c)) , 14, 15, 16and 18,
Section 3.1(g) and Attachment B of Section 7 hereof shall survive termination of this Agreement. It is understood and agreed that End User Licenses shall survive in accordance with their terms and PeopleSoft's license to use the BuySite Products and the MarketSite Services and associated software solely for support purposes pursuant to Section 9.3 and Attachment E shall survive during the term of such End User Licenses.

-------------------------

     (a) RETURN OF MATERIALS TO COMMERCE ONE. All BuySite Products and MarketSite Services and associated software, trademarks, marks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales and promotional aids of every kind shall remain the property of Commerce One. Within thirty (30) days after the effective date of termination of this Agreement, PeopleSoft shall at Commerce One's option destroy all tangible items bearing, containing, or contained in, any of the foregoing in its possession or control, and provide written certification of such destruction, or prepare such tangible items for shipment to Commerce One or Commerce One's designee, as Commerce One may direct, at Commerce One's expense. PeopleSoft shall not make or retain any copies of any Confidential Information (as defined in Article 12 above) which may have been entrusted to it. The parties shall meet and negotiate in good faith a mutually acceptable plan to transition support and maintenance for the existing End Users.

     (b) RETURN OF MATERIALS TO PEOPLESOFT. All PeopleSoft Products, trademarks, marks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales and promotional aids of every kind shall remain the property of PeopleSoft. Within thirty (30) days after the effective date of termination of this Agreement, Commerce One shall at PeopleSoft's option destroy all tangible items bearing, containing, or contained in, any of the foregoing in its possession or control, and provide written certification of such destruction, or prepare such tangible items for shipment to PeopleSoft or PeopleSoft's designee, as PeopleSoft may direct, at PeopleSoft's expense. Commerce One shall not make or retain any copies of any Confidential Information (as defined in Article 12 above) which may have been entrusted to it. The parties shall meet and negotiate in good faith a mutually acceptable plan to transition support and maintenance for the existing End Users.

     (c) THE PROVISION OF SECTION 15 THAT EXCLUDES SUPPORT SERVICES SET FORTH IN
SECTION 9.3 FROM THE LIMITATION OF DAMAGES SHALL NOT SURVIVE TERMINATION OF THIS AGREEMENT AND SHALL NOT APPLY TO ANY PLAN TO TRANSITION SUPPORT AND MAINTENANCE UNDER THIS ARTICLE 16.

                                  ARTICLE 17.

                              COMPLIANCE WITH LAWS

Section 17.1. EXPORT CONTROL. Each Party understands and acknowledges that the other party is subject to regulation by agencies of the United States Government, including, but not limited to, the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of Commerce One to provide the BuySite Products and the MarketSite Services and associated software, as well as any other technical information or assistance or of PeopleSoft to provide the PeopleSoft Product as well as any other technical information or assistance shall be subject in all respects to such laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including without limitation the U.S. Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the U.S. Department of Commerce, Bureau of Export Administration. Each party agrees to cooperate with the other including without limitation, providing required documentation, in order to obtain export licenses or exemptions therefrom. Each party warrants that it will comply with the U.S. Export Administration Regulations and other laws and regulations governing exports in effect from time to time.

Section 17.2. GOVERNMENTAL APPROVALS. Each party represents and warrants that it has obtained or will obtain all required approvals of the applicable government worldwide in connection with this Agreement and that the provisions of this Agreement and the rights and obligations of the parties hereunder, are enforceable under the applicable laws.

                                  ARTICLE 18.

                            MISCELLANEOUS PROVISIONS

Section 18.1. INDEPENDENT CONTRACTORS. The relationship of Commerce One and PeopleSoft established by this Agreement is that of independent contractors, and neither party is an employee, agent, partner or joint venturer of the other. All financial obligations associated with PeopleSoft's business are the sole responsibility of PeopleSoft. All sales and other agreements between PeopleSoft and its End Users are PeopleSoft's exclusive responsibility and will have no effect on PeopleSoft's obligations under this Agreement. All financial obligations associated with Commerce One's business are the sole responsibility of Commerce One. All sales and other agreements between Commerce One and its End Users are Commerce One's exclusive responsibility and will have no effect on Commerce One's obligations under this Agreement.

Section 18.2. ASSIGNMENT. Except as set forth in this Section 18.2 below, neither party shall transfer or assign its this Agreement without the prior written consent of the other party and any purported assignment in violation of the foregoing shall be null and void. Either party shall have the right to assign this Agreement, or any of its rights or obligations hereunder, to any successor in interest to all or substantially all of such party's business or assets related to this Agreement or to a wholly owned subsidiary. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and assigns. It is understood and agreed that the parties may use subcontractors to perform their obligations hereunder provided that such party remains responsible for performance of all its obligations hereunder

Section 18.3. INDEMNITY

     (a) PEOPLESOFT INDEMNITY. Except for warranty claims for which Commerce One is liable under Article 13 and infringement claims covered by Article 14, at Commerce One's request, PeopleSoft agrees to indemnify and hold Commerce One harmless against any cost, loss, liability or expense (including attorneys' fees) arising out of third party claims against Commerce One relating to PeopleSoft's reproduction, use, Distribution, modification or creation of Derivative Works of the BuySite Products; provided that with respect to third party claims brought against Commerce One, Commerce One promptly notifies PeopleSoft of such claim, gives PeopleSoft control over the defense and/or settlement of such claims and Commerce One gives PeopleSoft reasonable information and assistance with respect to such claims at PeopleSoft's expense. Commerce One may participate in the defense and/or settlement of any actions covered under this Section 18.3 at its own expense with counsel of its own choosing.

     (b) COMMERCE ONE INDEMNITY. Except for warranty claims for which PeopleSoft is liable under Article 13 and infringement claims covered by
Article 14, at PeopleSoft's request, Commerce One agrees to indemnify and hold PeopleSoft harmless against any cost, loss, liability or expense (including attorneys' fees) arising out of third party claims against PeopleSoft relating to Commerce One's reproduction, use, Distribution, modification or creation of Derivative Works of the PeopleSoft Products; provided that with respect to third party claims brought against PeopleSoft, PeopleSoft promptly notifies Commerce One of such claim, gives Commerce One control over the defense and/or settlement of such claims and PeopleSoft gives Commerce One reasonable information and assistance with respect to such claims at Commerce One's expense. PeopleSoft may participate in the defense and/or settlement of any actions covered under this Section 18.3 at its own expense with counsel of its own choosing.

Section 18.4. NON-SOLICITATION. Until twenty-four (24) months after the expiration of the Joint Development Agreement, each party agrees not to solicit the employment of the other party's employees without the prior written consent of such party. For this purpose, using general advertisement, employment agencies, and the like, to which the other party's employees may respond on their own initiative, shall not constitute "solicitation."

Section 18.5. NO IMPLIED WAIVERS. The failure of either party at any time to require performance by the other of any provision hereof shall not affect the right of such party to require performance at any time thereafter, nor shall the waiver of either party of a breach of any provision hereof be taken or held to be a waiver of a provision itself.

Section 18.6. SEVERABILITY. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect. The parties agree to renegotiate in good faith those provisions so held to be invalid to be valid, enforceable provisions which provisions shall reflect as closely as possible the original intent of the parties, and further agree to be bound by the mutually agreed substitute provision.

Section 18.7. FORCE MAJEURE. Except for payment of monies, neither party shall be liable for failure to fulfill its obligations under this Agreement or any purchase order issued hereunder or for delays in delivery due to causes beyond its reasonable control, including, but not limited to, acts of God, man-made or natural disasters, earthquakes, fire, riots, flood, material shortages, strikes, delays in transportation or inability to obtain labor or materials through its regular sources. The time for performance of any such obligation shall be extended for the time period lost by reason of the delay.

Section 18.8. CONFLICTING TERMS. The parties agree that the terms and conditions of this Agreement shall prevail, notwithstanding contrary or additional terms, in any purchase order, sales acknowledgment, confirmation or any other document issued by either party effecting the purchase and/or sale of the BuySite Products, the MarketSite Services or the PeopleSoft Products.

Section 18.9. LIABILITY OF EITHER PARTY. The provisions of this Agreement under which the liability of either party is excluded or limited shall not apply to the extent that such exclusions or limitations are declared illegal or void under the laws applicable worldwide in which the Products or the MarketSite Services are sold, unless the illegality or invalidity is cured under the laws of the Territory by the fact that the law of the State of California, U.S.A., governs this Agreement.

Section 18.10. FOREIGN CORRUPT PRACTICES ACT. In conformity with the United States Foreign Corrupt Practices Act and with the party's established corporate policies regarding foreign business practices, the parties and their employees and agents shall not directly or indirectly make any offer, payment, or promise to pay; authorize payment; nor offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing any act or decision of an official of any government worldwide or the United States Government (including a decision not to act) or inducing such a person to use his or her influence to affect any such governmental act or decision in order to assist such party in obtaining, retaining or directing any such business.

Section 18.11. NOTICE. Any notice required or permitted to be given under this Agreement shall be delivered (i) by hand, (ii) by registered or certified mail, postage prepaid, return receipt requested, to the address of the other party first set forth above, or to such other address as a party may designate by written notice in accordance with this Section 18.11, with a copy to each parties' General Counsel, (iii) by overnight courier, or (iv) by fax with confirming letter mailed under the conditions described in (ii) above. Notice so given shall be deemed effective when received, or if not received by reason of fault of addressee, when delivered.

Section 18.12. GOVERNING LAW. This Agreement shall be governed by and construed under the law of the State of California, U.S.A., without regard to conflict of laws principles or the U.N. Convention on Contracts for the International Sale of Goods.

Section 18.13. DISPUTES.

     (a) ESCALATION. If Commerce One and PeopleSoft, are unable to resolve any dispute, controversy or claim arising out of this Agreement between them, either Commerce One or PeopleSoft may, by written notice to the other, first have such dispute referred to the Vice President, Business Development (or equivalent) of Commerce One and PeopleSoft, for attempted resolution by good faith negotiations within five (5) business days after such notice is received. If not resolved within such five (5) business day period, the parties shall escalate the dispute their respective Chief Operating Officer (or equivalent) for resolution within fifteen (15) business days after expiration of the initial five day period. Unless otherwise mutually agreed, the negotiations between the designated officers shall be conducted by face-to-face meetings within five (5) business days and at times within the period stated above offered by the designated officer of PeopleSoft to the designated officer of Commerce One for consideration. If the parties are unable to resolve such dispute in accordance with the aforementioned procedure or within such thirty (30) day period, either party shall have the right to pursue settlement of such dispute as set forth in
Section 18.13(c).

     (b) (b) Subject to Section 18.13(c) below, the parties agree that any suit or proceeding brought in connection with, arising out of or relating to, this Agreement shall be instituted only in a court of law located in the County of Santa Clara, State of California, U.S.A., and the parties hereby irrevocably agree and submit to the jurisdiction and venue of any such proceeding and agree that service of process may be effected in the same manner notice is given hereunder. Moreover, in the event that the either party brings suit in a Federal court, the other party agrees not to request removal of such suit to a State court.

     (c) Arbitration. Any dispute or claim arising with respect to Sections 3.1(h), 4.1(a), or 5.8 of this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally settled by binding arbitration under the Rules of the American Arbitration Association as presently in force ("Rules") and by one (1) arbitrator mutually agreed upon the parties or if not agreed, than appointed in accordance with said Rules; provided however that either party may elect to have the dispute resolved by three (3) arbitrators in which event each party shall appoint one of the arbitrators and the third arbitrator will be appointed by the first two arbitrators. Judgment on the award rendered may be entered in any court having jurisdiction thereof. The place of arbitration shall be San Francisco, California, U.S.A. Any monetary award shall be in U.S. dollars and the arbitration shall be conducted in the English language. The parties may apply to any court of competent jurisdiction for temporary or preliminary injunctive relief, without breach of this Section
18.13 and without any abridgment of the powers of the arbitrator. The arbitrator shall have thirty days to resolve the dispute after submission of the issue to arbitration and appointment of the arbitrator(s) as set forth above.

     (d) Attorneys Fees. If any dispute arises under this Agreement, the prevailing party shall be entitled to receive its reasonable legal fees and costs associated therewith as part of the court proceeding or arbitration.

Section 18.14. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements relating thereto, written or oral, between the parties. Amendments to this Agreement must be in writing, signed by the duly authorized officers of the parties. The terms of any purchase order are expressly excluded.

Section 18.15. REMEDIES. Unless otherwise specifically referred to herein, nothing in this Agreement shall be deemed to limit either party's right to any remedy under this Agreement.

Section 18.16. ATTACHMENTS. The following Attachments are attached to and form a part of this Agreement:

                  Attachment A- BuySite Product Descriptions

                  Attachment B - Pricing, Payment Schedules and Deliverables

                  Attachment C - Commerce One Trademarks

                  Attachment D - Commerce One End User License Agreement

                  Attachment E - OEM Maintenance and Support

                  Attachment F - PeopleSoft Products

                  Attachment G - Named Accounts

                  Attachment H - Specified Companies

                  Attachment I - Minimum Targets

                  Attachment J - PeopleSoft Distribution Channels



         IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to enter into this Agreement effective on the Effective Date.

Commerce One                               PeopleSoft, Inc.

By:  Robert M. Tarkoff                     By:    Craig Conway
   ------------------------------------       --------------------------------
Signature: /s/ Robert M. Tarkoff           Signature:  /s/ Craig Conway
          -----------------------------              -------------------------
Title: Vice President & General Counsel    Title: President, CEO
      ---------------------------------          -----------------------------

                                    ATTACHMENT A

                            BUYSITE PRODUCT DESCRIPTIONS
                            ----------------------------

The BuySite Product shall offer web-based procurement capabilities that are designated to enable companies to reduce their indirect goods purchasing costs while increasing their overall supply chain efficiency. Cost reductions are achieved through user-friendly application functionality designed to reduce off-contract, or "rogue," purchases, automate manual processes, improve leverage with suppliers and provide links to a dynamic trading community.

                                    ATTACHMENT B

                    PRICING, PAYMENT SCHEDULES AND DELIVERABLES
                    -------------------------------------------

DEFINITIONS.

     1. "PeopleSoft Net Fees" means the actual amount of license fees, royalties or other consideration received by PeopleSoft with respect to the BuySite Products or PeopleSoft Products, or with respect to the licensing, sublicensing, or other Distribution of the BuySite Products or the PeopleSoft
Product.   PeopleSoft Net Fees shall include, without limitation, the following sources of revenue that may be payable to PeopleSoft under this
Agreement: (a) revenues generated with respect to providing access to or use of any or all of the BuySite or PeopleSoft Products offered on a hosted basis, (b) revenues generated from buyers and suppliers with respect to transactions performed using such hosted versions of the BuySite Product or the PeopleSoft Product, as applicable, and (c) any other revenues derived from the license or use of the BuySite and PeopleSoft Products. In each case set forth above, PeopleSoft Net Fees shall exclude sales, use and value-added taxes, third party software royalty payments (excluding royalties owed herein), imputed fees for bundled maintenance, and training and consulting services (not to exceed PeopleSoft's standard published prices for such services). In addition, barter, equity or other noncash consideration received shall be valued at fair market value.

     2. "MarketSite Direct Fees" means the actual amount of license fees, royalties or other consideration received by Commerce One with respect to the MarketSite Direct Service, not including license revenue received for licensing the MarketSite technology to MarketSite Service providers. MarketSite Direct Fees shall include, without limitation, the following sources of revenue that may be payable to Commerce One under this Agreement:
(a) revenues generated with respect to providing access to or use of any or all of the MarketSite Direct Services, (b) revenues generated from buyers and suppliers with respect to transactions performed using such MarketSite Direct Services, and (c) any other revenues derived from the use of the MarketSite Direct Services. In each case set forth above, MarketSite Direct Fees shall exclude sale, use and value-added taxes, third party software royalty payments (excluding royalties owed herein), imputed fees for bundled BuySite software, maintenance, training and consulting services (not to exceed Commerce One's standard published prices for such services), and any one-time installation charges, adoption fees, or professional services fees payable to Commerce One by suppliers. In addition, barter, equity or other noncash consideration received shall be valued at fair market value.

     "MarketSite Indirect Fees" means the actual amount of license fees, royalties or other consideration received by Commerce One with respect to the MarketSite Indirect Services, not including license revenue received for licensing the MarketSite technology to MarketSite Service providers. MarketSite Indirect Fees shall include, without limitation, the following sources of revenue that may be payable to Commerce One under this Agreement:
(a)
revenues generated with respect to providing access to or use of any or all of the MarketSite Indirect Services, (b) revenues generated from buyers and suppliers with respect to transactions performed using such MarketSite Indirect Services, and (c) any other revenues derived from the use of the MarketSite Indirect Services. In each case set forth above, MarketSite Indirect Fees shall exclude sale, use and value-added taxes, third party software royalty payments (excluding royalties owed herein), imputed fees for bundled BuySite software, bundled maintenance, training and consulting services (not to exceed Commerce One's standard published prices for such services). In addition, MarketSite Indirect Fees shall also exclude any one-time installation charges, adoption fees, and professional service fees received by Commerce One from suppliers. In addition, barter, equity or other noncash consideration received shall be valued at fair market value.

     4. First Commercial Shipment shall mean the date upon which PeopleSoft first initiates shipment of the PeopleSoft Product to commercial customers, which shall not include limited beta release at selected customer sites.

     5. ROYALTIES. Royalties for Products Distributed shall be paid in accordance with this Attachment B and Article 8 and 9 of this Agreement.

     6. ADVANCE ROYALTY. PeopleSoft shall pay an advance prepaid, nonrefundable Product royalty, which shall be fully creditable against royalties otherwise due and payable to Commerce One under this Agreement. Beginning on the Effective Date, PeopleSoft's right to credit against prepaid
Product royalties shall expire at the following rate: (a) $[*]          upon
the expiration of two years from the Effective Date, and (b) an additional
$[*]           per annum thereafter. The total advance Product royalties
payable shall be [*], which shall be paid on the terms and condition set forth below:

         (a) Within ten (10) days of the Effective Date, PeopleSoft shall pay [*] to Commerce One;

         (b) Within thirty (30) days of delivery and Acceptance of the Deliverable for BuySite 6.0p (as defined in the Joint Development Agreement of even date herewith), which acceptance shall not be unreasonably withheld and shall be subject to the arbitration provisions of the Joint Development Agreement of even date. PeopleSoft shall pay [*] to Commerce One; and

          (c) Within thirty (30) days of the earlier to occur of (a) the First Commercial Shipment of the PeopleSoft PSBN Product or, (b) eighteen months (18) from the Effective Date, PeopleSoft shall pay [*] to Commerce One.


     7. ROYALTIES FOR BUYSITE PRODUCTS. The royalty payable to Commerce One for Distribution of the BuySite Products licensed hereunder pursuant to Section
3.1 of the Agreement shall be as follows:


----------------------------------------

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (a) PeopleSoft shall pay Commerce One [*]of all PeopleSoft Net Fees received for Distribution of the BuySite Product beginning on the Effective Date and continuing through the term of this Agreement (subject to continuing payments under Section 9 below).

     8. ROYALTIES FOR PEOPLESOFT PRODUCTS. The royalties payable by PeopleSoft to Commerce One for Distributing the PeopleSoft Products pursuant to
Section 3 of the Agreement shall be as follows:

          (a) [*] of all PeopleSoft Net Fees received for the first year of this Agreement ("Initial Period") for Distributing PeopleSoft Products;

          (b) beginning upon the later of (i) the end of the Initial Period, or (ii) the First Commercial Shipment of the PeopleSoft Product, a rate to be negotiated at such time, but in no event greater than [*] of all PeopleSoft Net Fees received;

          (c) For PeopleSoft Product developed and licensed after the termination of the Joint Development Agreement, [*] beginning one year from the date of First Commercial Shipment of the PeopleSoft Product and continuing through the remaining term of the Agreement (subject to continuing payment obligations under Section 9 below), provided that such PeopleSoft Product incorporates any portion of the Commerce One BuySite Product Source Code.

     9. In the event PeopleSoft Distributes the PeopleSoft Products on a subscription model (e.g. fees are to be paid over the term of agreement with the customer), PeopleSoft shall calculate the royalties payable to Commerce One on the basis of aggregate amounts owed to PeopleSoft by the customer over the term of the agreement between PeopleSoft and the customer, provided, however that such payments shall be made to Commerce One only upon receipt of payment to PeopleSoft by the customer. Without limiting the foregoing, and subject to Section 15 of the Agreement, such payment obligations will continue to be made by PeopleSoft to Commerce One beyond the termination of this Agreement, if necessary to meet the obligations set forth above in this paragraph.

             Without limiting the foregoing, if PeopleSoft enters into a limited term license or subscription access agreement with a customer during the term of this Agreement, Commerce One shall have continuing rights to royalties during the term of such agreement or any contract renewal with such customer; provided that if such contract renewal extends beyond the term of this Agreement, PeopleSoft shall only be obligated to pay royalties to Commerce One during no more than three (3) years after the date such limited term license or subscription agreement is entered into or renewed prior to the termination of this Agreement.

     10. In the event Commerce One has a BuySite customer who wants to switch to

----------------------------------------

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

the PeopleSoft Product during the term of the Agreement, PeopleSoft agrees to negotiate in good faith with such customer the terms and conditions under which that customer may license the PeopleSoft Product. Any PeopleSoft Net Fees received from such customers who switch to the PeopleSoft Products shall be subject to the applicable royalty payable to Commerce One. PeopleSoft shall not be entitled, however, to receive any MarketSite Direct Fees or MarketSite Indirect Fees, as applicable, from such customers who switch to PeopleSoft Products during the term of this Agreement.

     11. In the event PeopleSoft has a customer using the PeopleSoft Product or the BuySite Product who wants to switch to another third party procurement application during the term of this Agreement, PeopleSoft shall continue to be entitled to the applicable royalty set forth in the Section titled "MarketSite Royalties" below, of either the MarketSite Direct Fees or MarketSite Indirect Fees, as applicable, attributable to such customer, provided that if such customer does not renew their agreement with either Commerce One or PeopleSoft prior to the twelve (12) month expiration of the initial termination of the customer license agreement, any subsequent fees derived with respect to such customer shall not be included in the royalties otherwise owed to PeopleSoft by Commerce One hereunder.

     12. MARKETSITE ROYALTIES: Commerce One shall pay to PeopleSoft the following royalties on all PeopleSoft customers who enter into access agreements for the MarketSite Services during the term of the Agreement in accordance with Section 7 of the Agreement:

          (a) [*] of all MarketSite Indirect Fees and [*] of all MarketSite Direct Fees, as applicable (including any recurring or perpetual fees) received, directly or indirectly, from (i) End Users who license the BuySite Product or PeopleSoft Product from PeopleSoft either directly or through its Distributors during the term of this Agreement or (ii) End Users to whom PeopleSoft has sold access subscriptions to MarketSite Services.

          (b) These MarketSite royalty payment obligations shall survive in perpetuity in the event the End User replaces the PeopleSoft PSBN Product with a third party hosted procurement product which interconnects with Commerce One MarketSite Product and shall also survive in perpetuity the expiration or termination of this Agreement, but only for End Users licensed by PeopleSoft, directly or indirectly, prior to the expiration or termination of this Agreement.

          (c) Notwithstanding the foregoing provisions of this Section, if PeopleSoft enters into a license agreement for a Product with an End User who later obtains access to a MarketSite Service, or PeopleSoft enters into a MarketSite access agreement with an End User for a Product, and such End User ceases to use such MarketSite Service for twelve (12) months or more, any MarketSite Direct Fees or MarketSite Indirect Fees with respect to such End User shall not be included for purposes of calculating the MarketSite royalty otherwise payable to Commerce One hereunder.

    13. MAINTENANCE AND SUPPORT FEES. PeopleSoft agrees to pay to Commerce One maintenance and support fees according to the following schedule:


----------------------------------------

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     (a) [*] of all maintenance and support received by PeopleSoft for any BuySite Product licenses where the maintenance and support obligation is in effect and Commerce One has a continuing maintenance and support obligation.

     (b) [*] of all maintenance and support fees received by PeopleSoft for any PeopleSoft Product licenses where the maintenance and support obligation is in effect and Commerce One has a continuing maintenance support obligation.

     (c) No maintenance fees shall be paid by PeopleSoft to Commerce One on PeopleSoft Products that Commerce One has no continuing obligation to provide maintenance and support, provided that Commerce One shall receive compensation on a time and materials basis.

     All such maintenance and support fees referenced above shall be due quarterly within thirty (30) days after the end of each calendar quarter with respect to maintenance and support fees received by PeopleSoft for such quarter. PeopleSoft shall report such maintenance and support fees in the quarterly royalty report required hereunder.

     14. MINIMUM ROYALTIES PAYABLE TO COMMERCE ONE. In the event a license is granted pursuant to this Agreement, the minimum royalty payable to Commerce One for the BuySite Product or PeopleSoft Product licensed shall be the lesser of (a) [*] of the Commerce One then current list price multiplied by the applicable then current royalty rate or (b) in the event the PeopleSoft Products are Distributed as part of a multiple product sale, the average blended discount offered by PeopleSoft for each of the Products offered within the applicable transaction. Notwithstanding the foregoing, PeopleSoft shall have the right to review Commerce One's actual pricing for the prior six (6) months to determine whether the Commerce One list price shall be equitably adjusted, which adjustment will not be unreasonably withheld by Commerce One.

     15. ROYALTY ESCALATION. Within thirty (30) days of the end of each calendar quarter, PeopleSoft shall report to Commerce One the following information: (a) the number of End User Licenses entered into for the PeopleSoft Product during the prior quarter, (b) the number of End User licenses entered into for the BuySite Product during the prior quarter, and
(c) the number of access subscriptions sold by PeopleSoft for the MarketSite Services where such End User has not licensed the PeopleSoft Product or the BuySite Product from PeopleSoft or its Distributors as described in (a) and
(b) above (collectively, (a), (b) and (c) shall be defined as the "Total Customers"). Beginning when PeopleSoft has at least 500 Total Customers, the following adjusted royalty percentages shall apply on a going forward basis:

                 APPLICABLE MARKETSITE SERVICES ROYALTY PERCENTAGE

          END USERS LICENSED BY PEOPLESOFT   INDIRECT       DIRECT


----------------------------------------

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          600-699                  [*]            [*]

          700-799                  [*]            [*]

          800-899                  [*]            [*]

          900-999                  [*]            [*]

          1000 or greater          [*]            [*]

     For the avoidance of doubt, such royalty rate adjustment shall apply on a going forward basis to all customers who contribute to the Total Customer calculation, and shall only apply to MarketSite Direct Services Fees or MarketSite Indirect Services Fees invoiced after the end of the calendar quarter in which the above-mentioned Total Customer agreements entered into. For example, at such time the Total Customer calculation equals 800 customers, the going-forward royalty on all customers contributing to the Total Customer calculation (800) shall be [*] and [*], as applicable.


     16.  REFERRAL FEES

     Commerce One and PeopleSoft agree that as to the Commerce One Named Accounts as defined in Section 5.3(a) of the Agreement, Commerce One and PeopleSoft shall cooperatively engage in the sale of the BuySite Products. The percentage of Net Fees payable to PeopleSoft (whether such license is entered into by and between Commerce One or PeopleSoft and such End User) from each such license entered into shall be as set forth below. For purposes of this paragraph, Net Fees shall be subject to the same terms and limitations as set forth under the definition of PeopleSoft Net Fees above:

          NUMBER OF CUSTOMER NAMED ACCOUNTS  PERCENTAGE OF NET FEES PAYABLE TO
                                             PEOPLESOFT

          0-5 BuySite Licenses               [*] of Net Fees payable to
                                                 PeopleSoft

          5-15 BuySite Licenses              [*] of Net Fees payable to
                                                 PeopleSoft

          15-39 BuySite Licenses             [*] of Net Fees payable to
                                                 PeopleSoft


----------------------------------------

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   ATTACHMENT C

                              COMMERCE ONE TRADEMARKS
                              -----------------------

     The following are trademarks of Commerce One in the United States and/or other countries:

Commerce One

Commerce Chain

BuySite

MarketSite

VEO

                                  ATTACHMENT D
                     SOFTWARE LICENSE AND SUPPORT AGREEMENT


     This SOFTWARE LICENSE AND SUPPORT AGREEMENT (this "Agreement") is entered into as of June 15, 1999 (the "Effective Date") by and Nihon Unisys, Ltd. ("Customer"), and Commerce One, Inc. ("C1"), and describes the terms and conditions pursuant to which C1 shall license to Customer and support certain Software (as defined below).

     In consideration of the mutual promises and upon the terms and conditions set forth below, the parties agree as follows:

1.   DEFINITIONS

     1.1 "Authorized Users" means the total number of individuals licensed to use the Software, as specified in Schedule B.

     1.2 "Confidential Information" means this Agreement and all its Schedules, any addenda hereto signed by both parties, all Software listings, Documentation, information, data, drawings, benchmark tests, specifications, trade secrets, object code and machine-readable copies of the Software, source code relating to the Software, and any other proprietary information supplied to Customer by C1, or by Customer to C1 and clearly marked as "confidential information", including all items defined as "confidential information" in any other agreement between Customer and C1 whether executed prior to or after the date of this Agreement.

     1.3 "Documentation" means any on-line help files or written instructions manuals regarding the Use of the Software.

     1.4 "Equipment" means the computer system, including peripheral equipment and operating system software, specified in Schedule B.

     1.5  "Maintenance and Support" means the services described in Section 5.

     1.6 "Site" means each physical location specified in Schedule B of one or more CPU's of the Equipment at which Customer is entitled to Use the Software.

     1.7 "Software" means the computer software programs specified in Schedule A and otherwise provided to Customer pursuant to this Agreement.

     1.8 "Update" means a set of the Software in which corrections and minor functional enhancements have been included. Updates are registered by means of a change of the number to the right of the decimal point, e.g. 3.0>>3.1.

     1.9 "Upgrade" means a set of the Software in which substantial new functionalities or other substantial changes are introduced. Upgrades are registered by means of a change of the number to the left of the decimal point, e.g. 3.0>>4.0.

     1.10 "Use" means loading, utilization, storage or display of the Software by Customer (and such other entities as are expressly permitted by Section 3(c)) by no more than the number of Authorized Users set forth on Schedule B, for its own internal information processing services and computing needs (except as expressly permitted by Section 3(c)), by copying or transferring the same into Customer's Equipment.

2.   GRANT OF LICENSE.

     2.1 GRANT. Subject to the terms and conditions of this Agreement, C1 hereby grants to Customer during an unlimited period of time, a non-exclusive and non-transferable license to (a) Use the Software on the Equipment (or with prior written notice to C1, on substitute, upgraded, or additional equipment) and at the Site, and to make sufficient copies as necessary for such Use, and (b) use the Documentation in connection with Use of the Software. This license transfers to Customer neither title nor any proprietary or intellectual property rights to the Software, Documentation, or any copyrights, patents, or trademarks, embodied or used in connection therewith, except for the rights expressly granted herein.

     2.2 DELIVERY. C1 shall issue to Customer, as soon as practicable, one (1) machine-readable copy of the Software for Use at the Site only, along with one (1) copy of the on-line Documentation. C1 will provide Customer with written copies of the Documentation at C1's standard charges. Customer may not copy the Documentation. Customer acknowledges that no copy of the source code of the Software will be provided to Customer.

     2.3 EQUIPMENT. If the specified Equipment is inoperable or under repair, Customer will be entitled to transfer the Software to substitute Equipment at the same Site using an operating system that is supported by C1, provided that Customer shall promptly notify C1 in writing of the transfer. Customer will be responsible for any services required if the Software has to be ported to an operating system that is not supported by C1.

     2.4 COPIES. Customer will be entitled to make a reasonable number of machine-readable copies of the Software for backup or archival purposes only. Customer may not copy the Software, except as permitted by this Agreement. Customer shall maintain accurate and up-to-date records of the number and location of all copies of the Software and inform C1 in writing of such location(s). All copies of the Software will be subject to all terms and conditions of this Agreement. Whenever Customer is permitted to copy or reproduce all or any part of the Software, all titles, trademark symbols, copyright symbols and legends, and other proprietary markings must be reproduced.

3.   LICENSE RESTRICTIONS

     3.1 Customer agrees that it will not itself, or through any parent, subsidiary, affiliate, agent or other third party:

          (a) sell, lease, license or sublicense the Software or the Documentation;

          (b) decompile, disassemble, or reverse engineer the Software, in whole or in part;

          (c) allow access to the Software by any Authorized User not located at the Site other than Customer's employees and employees of Customer's suppliers who Use such Software pursuant to the terms of Section 3(f) below;

          (d) write or develop any derivative software or any other software program based upon the Software or any Confidential Information;

          (e) use the Software to provide processing services to third parties, commercial timesharing, rental or sharing arrangements, or otherwise use the Software on a 'service bureau' basis; or

          (f) provide, disclose, divulge or make available to, or permit use of the Software by any third party without C1's prior written consent; provided, however, that Customer may allow its suppliers to Use the Software solely for the purpose of conducting business with Customer within the scope of their supplier relationship with Customer.

4.   LICENSE FEE

     4.1  LICENSE FEE. In consideration of the license granted pursuant to
          Section 2.1, Customer agrees to pay C1 the License Fee specified in Schedule A. The License Fee is due and payable in full upon the Effective Date. Customer will have the option to expand the license granted pursuant to Section 2.1 by increasing the number of Authorized Users after C1's prior written consent and further after C1's receipt of additional license fees for the expanded Use as set forth in C1's then-current standard commercial price list.

     4.2 TAXES. Customer agrees to pay or reimburse C1 for all federal, state, dominion, provincial, or local sales, use, personal property, payroll, excise or other taxes, fees, or duties arising out of this Agreement or the transactions contemplated by this Agreement (other than taxes on the net income of C1).

     4.3 NO OFFSET. Fees and expenses due from Customer under this Agreement may not be withheld or offset by Customer against other amounts owed by Customer for any reason.

     4.4 AUDIT. Customer shall provide C1 with information as reasonably requested by C1 to verify compliance by Customer with the terms of this Agreement. In addition, Customer shall install and permit C1 to operate C1 "polling software" which monitors all transactions associated with the Software. Customer shall at all times cooperate with C1 to ensure that C1 has remote access to Customer's Equipment for such purposes. Customer shall also provide C1 with reasonable access to such "polling software" to verify its operation.

5.   MAINTENANCE AND SUPPORT

     For so long as Customer is current in the payment of all Maintenance Fees (described below), Customer will be entitled to Maintenance and Support as specified in this Section 6.

     5.1 TERM AND TERMINATION. C1's provision of Maintenance and Support to Customer will commence on the Effective Date and will continue for an initial term of one (1) year. Maintenance and Support will automatically renew at the end of the initial term and any subsequent term for a renewal term of one (1) year unless either party has provided the other party with a written termination notice of its intention not to renew the Maintenance and Support at least ninety
          (90) days prior to the expiration of the then-current term. Termination of Maintenance and Support upon failure to renew will not affect the license of the Software.

     5.2 MAINTENANCE AND SUPPORT SERVICES. Maintenance and Support will be provided only with respect to versions of the Software that are being supported by C1. As part of Maintenance and Support, C1 will provide during C1's standard hours of service: (i) Updates and Upgrades, when and if available, and related on-line Documentation, and (ii) telephone assistance with respect to the Software, including (a) clarification of functions and features of the Software; (b) clarification of the Documentation; (c) guidance in the operation of the Software; and (d) error verification, analysis and correction to the extent possible by telephone. C1's standard hours of service are Monday through Friday, 8:30 a.m. to 5:00 p.m., Pacific Standard time, except for holidays as observed by C1.

     5.3 ON-SITE ASSISTANCE. At C1's discretion, C1 can decide to provide Maintenance and Support at the Customer Site. In such event Customer will reimburse C1 for all related traveling expenses and costs for board and lodging.

     5.4 INSTALLATION. Upon Customer's request, C1 or a designated C1 partner can perform the installation of the Software. Unless otherwise agreed, the costs hereof shall be invoiced to Customer on the basis of C1's then-current rates.

     5.5 CAUSES WHICH ARE NOT ATTRIBUTABLE TO C1. Maintenance and Support will not include services requested as a result of, or with respect to causes which are not attributable to C1. These services will be billed to Customer at C1's then-current rates. Causes which are not attributable to C1 include but are not limited to:

          (a) accident; unusual physical, electrical or electromagnetic stress; neglect; misuse; failure or fluctuation of electric power, air conditioning or humidity control; failure of rotation media not furnished by C1; excessive heating; fire and smoke damage; operation of the Software with other media and hardware, software or telecommunication interfaces not meeting or not maintained in accordance with the manufacturer's specifications; or causes other than ordinary use;

          (b) improper installation by Customer or use of the Software that deviates from any operating procedures established by C1 in the applicable Documentation;

          (c) modification, alteration, or addition or attempted modification, alteration or addition of the Software undertaken by persons other than C1 or C1's authorized representatives;

          (d)  software programs made by Customer, C1 or other parties.

     5.6 RESPONSIBILITIES OF CUSTOMER. C1's provision of Maintenance and Support to Customer is subject to the following:

          (a) Customer shall provide C1 with access to Customer's personnel and Equipment during normal business hours. This access must include the ability to dial-in to the Equipment on which the Software is operating and to obtain the same access to the Equipment as those of Customer's employees having the highest privilege or clearance level. C1 will inform Customer of the specifications of the modem equipment and associated software needed, and Customer will be responsible for the costs and use of said equipment.

          (b) Customer shall document and promptly report all errors or malfunctions of the Software to C1. Customer shall take all steps necessary to carry out procedures for the rectification of errors or malfunctions within a reasonable time after such procedures have been received from C1. Customer shall maintain a current backup copy of all programs and data. Customer shall properly train its personnel in the Use and application of the Software and the Equipment on which it is used.

     5.7 MAINTENANCE FEE. The Maintenance Fee for each calendar year of Maintenance and Support will be fifteen percent (15%) of the list price of the Software, as set forth in C1's price list in effect as of the Effective Date. The Maintenance Fee for the Customer maybe modified subsequent to the signing of a Distributor Agreement. Year 1 Maintenance Fees are included as part of the initial license fees as described in Schedule A. The Maintenance Fee is due and payable in full in advance within thirty (30) days after the date of delivery of the Software. Any amounts not paid within thirty (30) days will be subject to interest of 1% per month, which interest will be immediately due and payable. Each calendar year, the Maintenance Fee may be modified by C1 by written notice to Customer at least thirty
          (30) days prior to the end of the then-current term. In the event of a modification of the Maintenance Fee, Customer may discontinue Maintenance and Support. If Customer elects not to renew Maintenance and Support, Customer may re-enroll only upon payment of the annual Maintenance Fee for the coming year and ___ percent (___%) of all Maintenance Fees that would have been paid had Customer not terminated Maintenance and Support, which entitles Customer to all Updates and Releases of the Software which have been released during the same period.

6.   LIMITED WARRANTY AND LIMITATION OF LIABILITY

     6.1 WARRANTY. C1 warrants that the Software will perform in substantial accordance with the Documentation for a period of thirty (30) days from the Effective Date. If during this time period the Software does not perform as warranted, C1 shall undertake to correct the Software, or if correction of the Software is reasonably not possible, replace such Software free of charge. If neither of the foregoing is commercially practicable, C1 shall terminate this Agreement and refund to Customer the License Fee. In addition, C1 warrants that the media on which the Software is distributed will be free from defects in materials and workmanship under normal use for a period of thirty (30) days from the Effective Date. C1 will replace any defective media returned to C1 within the thirty (30) day period. THE FOREGOING ARE CUSTOMER'S SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF WARRANTY. The warranty set forth above is made to and for the benefit of Customer only. The warranty will apply only if:

          (a) the Software has been properly installed and used at all times and in accordance with the instructions for Use; and

          (b) no modification, alteration or addition has been made to the Software by persons other than C1 or C1's authorized representative; and

          (c) Customer has not requested modifications, alterations or additions to the Software that cause it to deviate from the Documentation.

     6.2 DISCLAIMER. EXCEPT AS SET FORTH ABOVE, C1 MAKES NO WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY REGARDING OR RELATING TO THE SOFTWARE OR THE DOCUMENTATION, OR ANY MATERIALS OR SERVICES FURNISHED OR PROVIDED TO CUSTOMER UNDER THIS AGREEMENT, INCLUDING MAINTENANCE AND SUPPORT. C1 SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO THE SOFTWARE, DOCUMENTATION AND SAID OTHER MATERIALS AND SERVICES, AND WITH RESPECT TO THE USE OF ANY OF THE FOREGOING.

     6.3 LIMITATION OF LIABILITY. IN NO EVENT WILL C1 BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA, COST OF COVER OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH OR ARISING OUT OF THE FURNISHING, PERFORMANCE OR USE OF THE SOFTWARE OR SERVICES PERFORMED HEREUNDER, WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTIOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF C1 HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ADDITION, C1 WILL NOT BE LIABLE FOR ANY DAMAGES CAUSED BY DELAY IN DELIVERY OR FURNISHING THE SOFTWARE OR SAID SERVICES. C1'S LIABILITY UNDER THIS AGREEMENT FOR DIRECT, INDIRECT, SPECIAL, INCIDENTAL AND/OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, RESTITUTION, WILL NOT, IN ANY EVENT, EXCEED THE LICENSE FEE PAID BY CUSTOMER TO C1 UNDER THIS AGREEMENT.

     6.4 CUSTOMER INDEMNITY. Customer shall indemnify and hold C1 harmless from and against any costs, losses, liabilities and expenses (including reasonable attorneys fees) arising out of third party claims related to Customers Use of the Software under this Agreement.

     6.5 NO OTHER WARRANTY. No employee, agent, representative or affiliate of C1 has authority to bind C1 to any oral representations or warranty concerning the Software. Any written representation or warranty not expressly contained in this Agreement will not be enforceable.

7.   INDEMNIFICATION FOR INFRINGEMENT

     7.1 INDEMNITY. C1 shall, at its expense, defend or settle any claim, action or allegation brought against Customer that the Software infringes any copyright or trade secret of any third party and shall pay any final judgments awarded or settlements entered into; provided that Customer gives prompt written notice to C1 of any such claim, action or allegation of infringement and gives C1 the authority to proceed as contemplated herein. C1 will have the exclusive right to defend any such claim, action or allegation and make settlements thereof at its own discretion, and Customer may not settle or compromise any such claim, action or allegation, except with prior written consent of C1. Customer shall give such assistance and information as C1 may reasonably require to settle or oppose such claims. In the event any such infringement, claim, action or allegation is brought or threatened, C1 may, at its sole option and expense:

          (a) procure for Customer the right to continue Use of the Software or infringing part thereof; or

          (b) modify or amend the Software or infringing part thereof, or replace the Software or infringing part thereof with other software having substantially the same or better capabilities; or, if neither of the foregoing is commercially practicable;

          (c)  terminate this Agreement.

     7.2 EXCLUSIONS. The foregoing obligations shall not apply to the extent the infringement arises as a result of (i) modifications to the Software made by any party other than C1 or C1's authorized representative, (ii) use of other than the latest release of the Software, or (iii) the combination or use of the Software with materials not furnished by C1.

     7.3 SOLE OBLIGATION. The foregoing states the entire liability of C1 with respect to infringement of any patent, copyright, trade secret or other proprietary right.

8.   CONFIDENTIAL INFORMATION

     8.1 OBLIGATIONS OF CONFIDENTIALITY. Each party acknowledges that the Confidential Information constitutes valuable trade secrets and each party agrees that it shall use Confidential Information solely in accordance with the provisions of this Agreement and will not disclose, or permit to be disclosed, the same, directly or indirectly, to any third party without the other party's prior written consent. Each party agrees to exercise due care in protecting the Confidential Information from unauthorized use and disclosure. However, neither party bears any responsibility for safeguarding information that (i) is publicly available, (ii) already in the other party's possession and not subject to a confidentiality obligation, (iii) obtained by the other party from third parties without restrictions on disclosure,
          (iv) independently developed by the other party without reference to Confidential Information, or (v) required to be disclosed by order of a court or other governmental entity.

     8.2 INJUNCTIVE RELIEF. In the event of actual or threatened breach of the provisions of Section 8.1, the non-breaching party will have no adequate remedy at law and will be entitled to immediate and injunctive and other equitable relief, without bond and without the necessity of showing actual money damages.

9.   TERM AND TERMINATION

     9.1 TERM. This Agreement will take effect on the Effective Date and will remain in force until terminated in accordance with this Agreement.

     9.2 TERMINATION FOR CONVENIENCE. This Agreement may be terminated by Customer upon thirty (30) days' prior written notice to C1, with or without cause, provided that no such termination will entitle Customer to a refund of any portion of the License Fee or Maintenance Fee.

     9.3 TERMINATION FOR CAUSE. C1 may, by written notice to Customer, terminate this Agreement if any of the following events ("Termination Events") occur, provided that, except as set forth in Section 9.3(d) below, no such termination will entitle Customer to a refund of any portion of the License Fee or Maintenance Fee:

          (a) Customer fails to pay any amount due to C1 within thirty (30) days after C1 gives Customer written notice of such non-payment; or

          (b) Customer is in material breach of any non-monetary term, condition or provision of this Agreement, which breach, if capable of being cured, is not cured within thirty (30) days after C1 gives Customer written notice of such breach; or

          (c) Customer (i) terminates or suspends its business activities, (ii) becomes insolvent, admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or becomes subject to direct control of a trustee, receiver or similar authority, or (iii) becomes subject to any bankruptcy or insolvency proceeding under federal or state statutes; or

          (d)  C1 elects to refund Customer's fees in accordance with Section
               6.1

     If any Termination Event occurs, termination will become effective immediately or on the date set forth in the written notice of termination. The following Sections will survive termination of this Agreement for any reason: 4, 6.2, 6.3, 6.4, 6.5 and 7-12. Termination of this Agreement will not affect the provisions regarding Customer's or C1's treatment of Confidential Information, provisions relating to the payment of amounts due, or provisions limiting or disclaiming C1's liability, which provisions will survive termination of this Agreement.

     9.4 RETURN OF MATERIALS. Within fourteen (14) days after the date of termination or discontinuance of this Agreement for any reason whatsoever, Customer shall return the Software, derivative works and all copies thereof, in whole or in part, all related Documentation and all copies thereof, and any other Confidential Information in its possession. Customer shall furnish C1 with a certificate signed by an executive officer of Customer verifying that the same has been done.

10.  NON-ASSIGNMENT/BINDING AGREEMENT

     Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by Customer, in whole or in part, whether voluntary or by operation of law, including by way of sale of assets, merger or consolidation, without the prior written consent of C1, which consent will not be unreasonably withheld. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and assigns.

11.  NOTICES

     Any notice required or permitted under the terms of this Agreement or required by law must be in writing and must be (a) delivered in person,
     (b) sent by first class registered mail, or air mail, as appropriate,
     (c) sent by overnight air courier, or (d) by facsimile, in each case properly posted to the appropriate address set forth below. Either party may change its address for notice by notice to the other party given in accordance with this Section. Notices will be considered to have been given at the time of actual delivery in person, three (3) business days after deposit in the mail as set forth above, one (1) day after delivery to an overnight air courier service, or one (1) day after the moment of transmission by facsimile.

12.  MISCELLANEOUS

     12.1 FORCE MAJEURE. Neither party will incur any liability to the other party on account of any loss or damage resulting from any delay or failure to perform all or any part of this Agreement if such delay or failure is caused, in whole or in part, by events, occurrences, or causes beyond the control and without negligence of the parties. Such events, occurrences, or causes will include, without limitation, acts of God, strikes, lockouts, riots, acts of war, earthquakes, fire and explosions, but the inability to meet financial obligations is expressly excluded.

     12.2 WAIVER. Any waiver of the provisions of this Agreement or of a party's rights or remedies under this Agreement must be in writing to be effective. Failure, neglect, or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time, will not be construed and will not be deemed to be a waiver of such party's rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such party's right to take subsequent action. Except as expressly stated in this Agreement, no exercise or enforcement by either party of any right or remedy under this Agreement will preclude the enforcement by such party of any other right or remedy under this Agreement or that such party is entitled by law to enforce.

     12.3 SEVERABILITY. If any term, condition, or provision in this Agreement is found to be invalid, unlawful or unenforceable to any extent, the parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this Agreement. If the parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

     12.4 ENTIRE AGREEMENT. This Agreement (including the Schedules and any addenda hereto signed by both parties) contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter. This Agreement may not be amended, except by a writing signed by both parties.

     12.5 STANDARD TERMS OF CUSTOMER. No terms, provisions or conditions of any purchase order, acknowledgement or other business form that Customer may use in connection with the acquisition or licensing of the Software will have any effect on the rights, duties or obligations of the parties under, or otherwise modify, this Agreement, regardless of any failure of C1 to object to such terms, provisions or conditions.

     12.6 EXPORT OF SOFTWARE. Customer may not export or re-export the Software without the prior written consent of C1 and without the appropriate United States and foreign government licenses.

     12.7 PUBLIC ANNOUNCEMENTS. Customer acknowledges that C1 may desire to use its name in press releases, product brochures and financial reports indicating that Customer is a customer of C1, and Customer agrees that C1 may use its name in such a manner.

     12.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement.

     12.9 APPLICABLE LAW; JURISDICTION. This Agreement will be interpreted and construed in accordance with the laws of the State of California and the United States of America, without regard to conflict of law principles. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the state and federal courts of Santa Clara County, California, and the parties consent to the exclusive and personal jurisdiction of these courts.

    12.10 HEADINGS. Section and Schedule headings are for ease of reference only and do not form part of this Agreement.

    12.11 NON-SOLICITATION. Customer acknowledges and agrees that the employees and consultants of C1 who perform the Maintenance and Support Services or other services are a valuable asset to C1 and are difficult to replace. Accordingly, Customer agrees that, for a period of twelve (12) months after the completion of the Maintenance and Support Services or other services, it will not offer employment as an employee, independent contractor, or consultant to any C1 employee or consultant who performs any of the Maintenance and Support Services or other services.

IN WITNESS WHEREOF, the parties have executed this Agreement.

________________________(CUSTOMER)         COMMERCE ONE, INC.


By:___________________________________     By:_________________________________

______________________________________     ____________________________________
(print name and title)                     Robert M. Tarkoff
                                           Vice President, General Counsel

Address:                                   Address:

______________________________________     ____________________________________

______________________________________     ____________________________________

                                   SCHEDULE A

                            SOFTWARE AND LICENSE FEE

US $1,000,000 FOR BUYSITE, ENTERPRISE EDITION, INCLUDES YEAR 1 MAINTENANCE FEE

                                   SCHEDULE B

                               EQUIPMENT AND SITE


B.1  The following is the Equipment on which Customer may Use the Software:





B.2  The following is the Operating System on which Customer may Use the
     Software:





B.3 The following is/are the physical Site(s) at which Customer is entitled to Use the Software:





B.4 The following is the number of Authorized Users specified per Site and allowed under the Agreement:

Unlimited User License for use by Nihon Unisys, Ltd.

                                    ATTACHMENT E

                            OEM MAINTENANCE AND SUPPORT
                            ---------------------------

     1. MAINTENANCE/MINOR UPDATES. In consideration of the Maintenance and Support fee set forth in Attachment B, Commerce One will provide to PeopleSoft any Minor Updates made generally available during the five (5) year term of maintenance and support. PeopleSoft and not Commerce One will be responsible for providing Minor Updates to its PeopleSoft Customers, Distributors and End Users. The expenses of any such distribution will be paid by PeopleSoft. PeopleSoft and Commerce One will favorably consider electronic or alternative dissemination methods of such Minor Updates to the extent consistent with policies of both companies. PeopleSoft and Commerce One agree to discuss monthly support issues and processes.

     2. TECHNICAL SUPPORT. In consideration of the Maintenance and Support fee set forth in Attachment B, Commerce One will provide PeopleSoft with Commerce One's backend technical support services, as further described herein.

          a. BACK-END SUPPORT. Commerce One will provide back-end support to PeopleSoft for Program Errors not resolved by PeopleSoft pursuant to PeopleSoft's support policies and in accordance with subparagraph (b) below. This support includes efforts to identify defective source code and to provide corrections, workarounds and/or patches to correct Program Errors. Commerce One will provide PeopleSoft with a telephone number and an e-mail address which PeopleSoft may use to report Program Errors during Commerce One's standard support hours. For priority 1 or 2 failures, PeopleSoft agrees to notify Commerce One via a method to be determined as mutually agreed between the parties. The parties agree to have designated members of each party's support staff meet on a regular basis to address support issues as they arrive with respect to support activities and to manage, with a view to continuously improve, the support relationship and process. Each party will identify one (1) member of its customer support staff and an alternate to act as the primary technical liaisons responsible for all communications with the other party's technical support representatives. Such liaisons will have sufficient technical expertise, training and/or experience for PeopleSoft to perform its obligations hereunder. Notification will be in writing and/or e-mail to Commerce One. PeopleSoft may substitute contacts at any time.

     Commerce One will make reasonable efforts to correct significant Program Errors that PeopleSoft identifies, classifies and reports to Commerce One and that Commerce One substantiates. Commerce One may reclassify Program Errors if it reasonably believes that PeopleSoft's classification is incorrect. PeopleSoft will provide sufficient information to enable Commerce One to duplicate the Program Error before Commerce One's response obligations will commence. Commerce One will not be required to correct any Program Error caused by (a) PeopleSoft's incorporation or attachment of a feature, program, or device to the BuySite Products, or any part thereof; (b) any nonconformance caused by accident, transportation, neglect, misuse, alteration, modification, or enhancement of the BuySite Products; (c) the failure to provide a suitable installation environment; (d) use of the BuySite Products for other than the specific purpose for which the BuySite Products are designed; (e) use of the BuySite Products on any systems other than the specified hardware platform for such BuySite Products; (f) PeopleSoft's use of defective media or defective duplication of the BuySite Products; or (g) PeopleSoft's failure to incorporate any Minor Update previously released by Commerce One which corrects such Program Error.

     Provided Program Error reports are received by Commerce One during Commerce One's standard support hours, Commerce One will use its best commercial efforts to communicate with PeopleSoft about the Program Error via telephone or e-mail within the targeted response times which shall be determined by mutual agreement of the parties. The parties will use reasonable efforts to ensure the targeted response times will meet and implement the PeopleSoft standards and current best practices.

     Commerce One will use reasonable commercial efforts to resolve each significant Program Error by providing either a reasonable workaround, an object code patch, or a specific action plan for how

     Commerce One will address the problem and an estimate of how long it will take to rectify the defect. Commerce One reserves the right to charge PeopleSoft additional fees at its then-standard rates for services performed in connection with reported Program Errors which are later determined to have been due to hardware or software not supplied by Commerce One. Notwithstanding the foregoing, Commerce One has no obligation to perform services in connection with (i) Program Errors resulting from hardware or software not supplied by Commerce One; (ii) which occur in the BuySite Product release which is not the then-current supported releases; or (iii) which are not aligned with the PeopleSoft support policy.

     b. FRONT-LINE SUPPORT. PeopleSoft, and not Commerce One, will provide front-line, or first and second level, technical support to its PeopleSoft Customers, Distributors and End Users. Such support includes call receipt, call screening, installation assistance, problem identification and diagnosis, efforts to create a repeatable demonstration of the Program Error and, if applicable, the distribution of any defective media or Minor Updates. PeopleSoft agrees that any documentation Distributed by PeopleSoft will clearly and conspicuously state that End Users should call PeopleSoft for technical support for the BuySite Products. Commerce One will have no obligation to furnish any assistance, information or documentation with respect to the BuySite Products, to any PeopleSoft Customer, Distributor or End User. If Commerce One customer support representatives are being contacted by a significant number of Distributors or End Users then, upon Commerce One's request, PeopleSoft and Commerce One will cooperate to minimize such contact.

                                    ATTACHMENT F

                                PEOPLESOFT PRODUCTS
                                -------------------

PEOPLESOFT PRODUCT

The PeopleSoft Product shall offer web-based procurement capabilities that are designated to enable companies to reduce their indirect goods purchasing costs while increasing their overall supply chain efficiency. Cost reductions are achieved through user-friendly application functionality designed to reduce off-contract, or "rogue," purchases, automate manual processes, improve leverage with suppliers and provide links to a dynamic trading community. The PeopleSoft Product shall be implemented within the integrated suite of other PeopleSoft PSBN products and will provide merged knowledge-based, analytic and transactional content delivered through a portal like interface.

The PeopleSoft Product may incorporate any or all parts of the BuySite Product Source Code or Derivative Works thereof. The PeopleSoft product may also be developed without any such BuySite Product Source Code. PeopleSoft shall be entirely free to determine the features and functionality of the PeopleSoft Product using internal resources, contracted resources or through acquisition either in whole or in part.

For greater clarity, nothing in this definition of the PeopleSoft Product shall include any and all other PeopleSoft products developed by or on behalf of PeopleSoft including but not limited to PeopleSoft ERP products, analytic products and other PSBN products not explicitly defined above.

                                    ATTACHMENT G

                                   NAMED ACCOUNTS
                                   --------------

                             COMMERCE ONE NAMED ACCOUNTS
                             ---------------------------

                                    (See attached)



                             PEOPLESOFT NAMED ACCOUNTS
                             -------------------------

                                          *


                                TELCO NAMED ACCOUNTS
                                --------------------

                                   (See attached)






----------------------------------------

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                        ATTACHMENT G
                                        ------------

                                        Commerce One Named Accounts

ABB (Pty) Ltd                                International               Europe
ABN AMRO Bank NV                             International               Europe
Arthur Andersen                              International               East
Bass Hotels & Resorts Incorporated           Service Indust              East
BP Amoco Corporation                         Manufacturing               Europe
California State University                  Higher Educ                 West
Cargill Financial Services Corporation       Financial Svcs              Midwest
Chase Manhattan Bank                         Financial Svcs              East
Compaq Computer Corporation                  Manufacturing               West
Computacenter Limited                        International               Europe
Con Edison                                   Infrastructure              East
Credit Suisse Group                          Financial Svcs              Europe
CSC Computer Sciences                        International               Europe
Cummins Utility LP                           Select                      Midwest
Disney Worldwide Services Incorporated       Service Indust              West
Dupont                                       Manufacturing               East
Eli Lilly And Company                        Manufacturing               East
Fujitsu America Incorporated                 Manufacturing               West
General Motors Corporation                   Manufacturing               Midwest
Harris Corporation                           Manufacturing               East
Home Depot USA Incorporated                  Retail                      East
IBM                                          Service Indust              East
New York Times Company                       Service Indust              East
Nike Incorporated                            Manufacturing               West
Novartis Corporation                         Manufacturing               East
PacifiCare Health Systems Incorporated       Healthcare                  West
Pain Webber                                  Financial Svcs              East
Paribas                                      Financial Svcs              Europe
Perot Systems Corporation                    Service Indust              West
Praxair Incorporated                         Manufacturing               East
PRC Incorporated/Litton                      Service Indust              East
Read Rite Corporation                        Manufacturing               West
Siemens Corporation                          Manufacturing               West
Silicon Graphics Incorporated                Manufacturing               West
Sybase                                       Service Indust              West
TRW Incorporated                             Manufacturing               West
United Parcel Service (UPS)                  Infrastructure              East
Universal City Studios Incorporated          Service Indust              West
Weyerhaeuser Company                         Manufacturing               West

ATTACHMENT G
------------

TELCO NAMED ACCOUNTS


--------------------------------------
AT&T
--------------------------------------
BCE
--------------------------------------
Deutsche Telecom
--------------------------------------
Hong Kong Telecom
--------------------------------------
Cable & Wireless
--------------------------------------
Telecom, Brasileiras S.A.
--------------------------------------
Bell South
--------------------------------------
GTE
--------------------------------------
Bell Atlantic
--------------------------------------
Sprint
--------------------------------------
Chunghwa Telecom Co. LTD
--------------------------------------
Tele Danmark
--------------------------------------
Telefonos de Mexico, S.A.
--------------------------------------
Telefonica de Espana S.A.
--------------------------------------
Telecom Italia
--------------------------------------
France Telecom
--------------------------------------
S. Korea Telecom
--------------------------------------
South Africa Telecom
--------------------------------------
Ameritech
--------------------------------------
China Telecom
--------------------------------------
Telia, Sweden
--------------------------------------
New Zealand Telecom
--------------------------------------
SBC
--------------------------------------
USWeb
--------------------------------------
Qwest Communications
--------------------------------------

                                    ATTACHMENT H

                                SPECIFIED COMPANIES
                                -------------------

                          COMMERCE ONE SPECIFIED COMPANIES
                          --------------------------------

           Ariba, Harbinger, Chemdex, Netscape, TPN, Requisite & Sterling


                           PEOPLESOFT SPECIFIED COMPANIES
                           ------------------------------

                       Ariba, Concur, SAP, Oracle, or Siebel

                                    ATTACHMENT I

                                  MINIMUM TARGETS
                                  ---------------

                  Quarters                          Cumulative
                                                     Minimum
                                                     Targets

                  Q3, 1999                        NA

                  Q4, 1999                        NA

                  Q1, 2000                        NA

                  Q2, 2000                        NA

                  Q3, 2000                        NA

                  Q4, 2000                        NA

                  Q1, 2001                        60

                  Q2, 2001                        72

                  Q3, 2001                        85

                  Q4, 2001                        101

                  Q1, 2002                        119

                  Q2, 2002                        140

                  Q3, 2002                        165

                  Q4, 2002                        194

                  Q1, 2003                        228

                  Q2, 2003                        267

                  Q3, 2003                        313

                  Q4, 2003                        366

                  Q1, 2004                        428

                  Q2, 2004                        500

                                    ATTACHMENT J

                          PEOPLESOFT DISTRIBUTION CHANNELS
                          --------------------------------

                          [NOT INCLUDED AT TIME OF SIGNING]